                                   CREDIT AGREEMENT

                            Dated as of December 29, 1997

                                        among

                                     AKORN, INC.

                                         and

                             TAYLOR PHARMACEUTICALS, INC.

                                    as Borrowers,

                                         and

                             THE NORTHERN TRUST COMPANY,

                                      as Lender

                                  TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
     DEFINITIONS AND OTHER TERMS . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2 OTHER DEFINITIONAL PROVISIONS . . . . . . . . . . . . . . . . . . . .18
     1.3 INTERPRETATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . .18

2.   AMOUNT AND TERMS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . .18
     2.1  ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     2.2  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . .19
     2.3  PREPAYMENT, COMMITMENT REDUCTION . . . . . . . . . . . . . . . . . .23
     2.4  USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . .23
     2.5  INTEREST ON LOANS. . . . . . . . . . . . . . . . . . . . . . . . . .23
     2.6  FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     2.7  CHARGING OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . .25
     2.8  APPLICATION AND ALLOCATION OF PAYMENTS . . . . . . . . . . . . . . .25
     2.9  LOAN ACCOUNT AND ACCOUNTING. . . . . . . . . . . . . . . . . . . . .25
     2.10 INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     2.11 ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     2.12 TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     2.13 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY. . . . . . . . . . . .29
     2.14 CONVERSION AND CONTINUATION ELECTIONS. . . . . . . . . . . . . . . .30

3.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . .31
     3.1  CONDITIONS TO THE INITIAL ADVANCE. . . . . . . . . . . . . . . . . .31
     3.2  FURTHER CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . .32

4.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .33
     4.1  CORPORATE EXISTENCE; COMPLIANCE WITH LAW . . . . . . . . . . . . . .33
     4.2  EXECUTIVE OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . .33
     4.3  CORPORATE POWER AUTHORIZATION, ENFORCEABLE
          OBLIGATIONS33. 4.4  FINANCIAL STATEMENTS . . . . . . . . . . . . . .34
     4.5  MATERIAL ADVERSE EFFECT. . . . . . . . . . . . . . . . . . . . . . .34
     4.6  TITLE AND LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . .34
     4.7  RESTRICTIONS; NO DEFAULT . . . . . . . . . . . . . . . . . . . . . .34
     4.8  LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     4.9  VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING
          STOCK35 . 4.10 GOVERNMENT REGULATION . . . . . . . . . . . . . . . .35
     4.11 MARGIN REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . .36
     4.12 TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     4.13 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     4.14 NO LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     4.15 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES . . . . . . . . . . . .38
     4.16 FULL DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . .38
     4.17 HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . .39
     4.18 INSURANCE POLICIES . . . . . . . . . . . . . . . . . . . . . . . . .39
     4.19 DEPOSIT AND DISBURSEMENT ACCOUNTS. . . . . . . . . . . . . . . . . .39
     4.20 CUSTOMER AND TRADE RELATIONS . . . . . . . . . . . . . . . . . . . .39
     4.21 INDEBTEDNESS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .40

5.   FINANCIAL STATEMENTS AND INFORMATION. . . . . . . . . . . . . . . . . . .40
     5.1  REPORTS AND NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .40
     5.2  COMMUNICATION WITH ACCOUNTANTS . . . . . . . . . . . . . . . . . . .41

6.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .41
     6.1  MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS . . . . . . . . . .41
     6.2  PAYMENT OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . .42
     6.3  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . .42
     6.4  AUDITS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     6.5  LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     6.6  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     6.7  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . .44
     6.8  SUPPLEMENTAL DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . .44
     6.9  EMPLOYEE PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     6.10 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . .45
     6.11 LANDLORDS' AGREEMENTS, BAILEE LETTERS AND MORTGAGEE
          AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     6.12 LEASED LOCATIONS OF COLLATERAL . . . . . . . . . . . . . . . . . . .45

7.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .46
     7.1  MERGERS, SUBSIDIARIES, ETC . . . . . . . . . . . . . . . . . . . . .46
     7.2  INVESTMENTS; LOANS AND ADVANCES. . . . . . . . . . . . . . . . . . .46
     7.3  INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     7.4  EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS. . . . . . . . . . . . . .47
     7.5  CAPITAL STRUCTURE AND BUSINESS . . . . . . . . . . . . . . . . . . .48
     7.6  GUARANTEED INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . .48
     7.7  LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     7.8  SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     7.9  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     7.10 FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .49
     7.11 HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . .50
     7.12 SALE-LEASEBACKS. . . . . . . . . . . . . . . . . . . . . . . . . . .50
     7.13 CANCELLATION OF INDEBTEDNESS . . . . . . . . . . . . . . . . . . . .50
     7.14 RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . .50
     7.15 FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     7.16 CHANGE OF CORPORATE NAME OR LOCATION . . . . . . . . . . . . . . . .51

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . .51
     8.1  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . .51
     8.2  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     8.3  WAIVERS BY BORROWERS . . . . . . . . . . . . . . . . . . . . . . . .54

9.   SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . .55
     9.1  SUCCESSORS AND ASSIGNS.  . . . . . . . . . . . . . . . . . . . . . .55

10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     10.1  SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     10.2  COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT . . . . . . . . . . .55
     10.3  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . . .55
     10.4  FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . .56
     10.5  NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
     10.6  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57

     10.7  SURVIVAL OF OBLIGATIONS UPON TERMINATION OF
           FINANCING AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . .57
     10.8  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     10.9  CONFLICT OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . .58
     10.10 AUTHORIZED SIGNATURE. . . . . . . . . . . . . . . . . . . . . . . .58
     10.11 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     10.12 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     10.13 SECTION TITLES. . . . . . . . . . . . . . . . . . . . . . . . . . .60
     10.14 COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .60
     10.15 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . .60
     10.16 REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .61

11.  CROSS-GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     11.1 CROSS-GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     11.2 OBLIGATIONS ABSOLUTE . . . . . . . . . . . . . . . . . . . . . . . .61
     11.3 WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     11.4 RECOVERY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     11.5 LIABILITY CUMULATIVE . . . . . . . . . . . . . . . . . . . . . . . .62

                           INDEX OF SCHEDULES AND EXHIBITS


Exhibit A -    Form of Notice of Advance
Exhibit B -    Form of Note
Exhibit C -    Form of Security Agreement
Exhibit D -    Form of Notice of Conversion/Continuation

Schedule 4.2   -    Executive Offices
Schedule 4.8   -    Labor Matters
Schedule 4.9   -    Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 4.13  -    ERISA Plans
Schedule 4.15  -    Intellectual Property and Trade Names
Schedule 4.17  -    Hazardous Materials
Schedule 4.18  -    Insurance Policies
Schedule 4.19  -    Deposit and Disbursement Accounts
Schedule 7.3   -    Indebtedness
Schedule 7.4(a)     -    Transactions with Affiliates
Schedule 7.7   -    Liens
Schedule 10.10 -    Authorized Signature

Schedule A     -    Letters of Credit
Schedule B     -    Schedules of Additional Closing Documents

                                   CREDIT AGREEMENT


          This CREDIT AGREEMENT (this "AGREEMENT"), dated as of December 29, 1997, among AKORN, INC., a Louisiana corporation ("AKORN"), TAYLOR PHARMACEUTICALS, INC., an Illinois corporation ("TAYLOR"; collectively with Akorn, the "BORROWERS", and each a "BORROWER"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "LENDER").

                                       RECITALS

          WHEREAS, the Borrowers have requested the Lender to extend a revolving credit facility to the Borrowers in the aggregate maximum principal amount of $15,000,000 to provide working capital financing for the Borrowers and funds for acquisitions and other general corporate purposes of the Borrowers;

          WHEREAS, each of the Borrowers desires to guaranty the payment of each other Borrower's Obligations under the Loan Documents;

          WHEREAS, the Borrowers desire to secure their obligations under the Loan Documents by granting the Lender a security interest in and lien upon certain of their respective property;

          WHEREAS, the Lender is willing to extend such financial accommodations upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

1.   DEFINITIONS AND OTHER TERMS.

     1.1 DEFINITIONS. In addition to terms defined elsewhere in this Agreement or any Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

          "ADVANCE" shall have the meaning assigned to it in SECTION 2.1(a).

          "AFFILIATE" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(ii) each Person that controls, is controlled by or is under common control with such

Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "AFFILIATE" shall specifically exclude Lender.

     "APPLICABLE PERCENTAGE" shall mean at any time of determination, with respect to LIBOR Loans or Federal Funds Rate Loans, the applicable percentage set forth below based on the ratio of Funded Debt to EBITDA on a consolidated basis of the Borrowers at such time:

                                                LIBOR Loan and Federal Funds
 Level  Funded Debt to EBITDA Ratio                      Rate Loan
   1    Less than or equal to 1.25x                       1.125%

   2    GREATER THAN 1.25x but  2.00x                     1.25%

   3    GREATER THAN 2.00x but  2.50x                     1.50%

   4    GREATER THAN 2.50x                                1.625%


     For purposes of the foregoing, (a) from the Closing Date until March 31, 1998, the Applicable Percentages shall be determined in accordance with Level 2, (b) from and after such date, the Applicable Percentages shall be determined at any time by reference to the ratio of Funded Debt to EBITDA in effect at the time, (c) any change in the Applicable Percentages based on a change in such ratio shall be effective for all purposes five (5) Business Days from delivery to the Lender of an officer's certificate of Akorn with respect to the Financial Statements to be delivered pursuant to
     SECTION 5.1, (i) setting forth in reasonable detail the calculation of such ratio for such fiscal period and (ii) stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Akorn and its Subsidiaries during the accounting period covered by the related financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such officer's certificate, of any condition or event that constitutes a Default or an Event of Default and (d) notwithstanding the foregoing provisions of clauses (b) and (c), no reduction in the Applicable Percentages shall be effective if a Default or Event of Default shall have occurred and be continuing. It is understood that the foregoing officer's certificate shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to SECTION 5.1 for the applicable fiscal period. Any change in the Applicable Percentages due to a change in the applicable Level shall be effective on the effective date of such change in the applicable Level and shall apply to all LIBOR Loans made on or after the commencement of the period (and to Federal Funds Rate Loans that are outstanding at any time during the period) commencing on the effective date of such change in the applicable Level and ending on the date immediately preceding the effective date of the next such change in applicable Level.

          "BUSINESS DAY" shall mean any day that is (i) not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois and (ii) a Eurodollar Business Day.

          "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than any such lease under which such Person is the lessor.

          "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, Taxes and taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Borrower or any of its Subsidiaries, (iv) any Borrower's or any of their Subsidiaries' ownership or use of any properties or other assets, or (v) any other aspect of any Borrower's or any of their Subsidiaries' businesses.

          "CLOSING DATE" shall mean the date on which the conditions set forth in SECTION 3 shall have been satisfied in a manner satisfactory to the Lender.

          "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "COLLATERAL" shall mean the property covered by the Security Agreement and any other personal property, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations.

          "COMMITMENT" shall mean the aggregate commitment of the Lender to make Advances and issue Letters of Credit, which aggregate commitment shall be Fifteen Million United State Dollars ($15,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with
SECTION 2.3 of the Agreement.

          "CONVERSION/CONTINUATION DATE" shall mean any date on which, under
SECTION 2.14, Borrower (a) converts Loans of one type to another type, or (b) continues as Loans of the same type, but with a new LIBOR Period, Loans having LIBOR Periods expiring on such date.

          "CURRENCY AGREEMENT" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

          "DEA" shall mean the Drug Enforcement Agency and comparable agencies in foreign countries.

          "DEBT SERVICE" shall mean, with respect to any Person for any period, an amount equal to the sum of (i) the Interest Charges and Letter of Credit fees for such period, measured at the end of each Fiscal Quarter for the four immediately preceding Fiscal Quarters then ended, and (ii) the scheduled amortization of any outstanding current maturities on Indebtedness, measured at the end of each Fiscal Quarter for the four immediately following Fiscal Quarters.

          "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "DEFAULT RATE" shall have the meaning assigned to it in SECTION
2.5(d).

          "DOLLARS" or "$" shall mean, lawful currency of the United States of America.

          "EBITDA" means for any period of determination, Akorn's consolidated net earnings (or loss) after provision for taxes, PLUS cash charges against income for foreign, federal and state income taxes for such period, PLUS depreciation and amortization expenses for such period, PLUS Akorn's consolidated aggregate interest expense for such period, PLUS any extraordinary losses arising outside of the ordinary course of business during such period which have been included in the calculation of net earnings, MINUS extraordinary gains arising outside the ordinary course of business during such period which have been included in the calculation of net earnings, all determined on a consolidated basis.

          "EBIT" shall mean, with respect to Borrowers for any period, the consolidated net earnings (or loss) after provision for taxes, PLUS charges against income for foreign, federal and state income taxes for such period, PLUS interest expense for such period of Borrowers and their consolidated Subsidiaries determined in accordance with GAAP.

          "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.); the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Sections 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C.
Sections 651 ET SEQ.); and the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300(f) ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, removal actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA AFFILIATE" shall mean, with respect to any Borrower or any Subsidiary thereof, any trade or business (whether or not incorporated) under common control with such Borrower or such Subsidiary and which, together with such Borrower or such Subsidiary, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA EVENT" shall mean, with respect to any of the Borrowers or any Subsidiary thereof or ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of any Borrower or any Subsidiary thereof or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Borrower or Subsidiary thereof or ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "EURODOLLAR BUSINESS DAY" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

          "EVENT OF DEFAULT" shall have the meaning assigned to it in SECTION
9.1.

          "FDA" shall mean the Federal Food and Drug Administration and comparable agencies in foreign countries.

          "FEDERAL FUNDS RATE" shall mean, for any day, (a) an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers. The Federal Funds Rate shall be determined by the Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Lender. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to Federal Funds transactions on that date. In the case of Saturday, Sunday or legal holiday, the Federal Funds Rate shall be the rate applicable to Federal funds transactions on the immediately preceding day for which the Federal Funds Rate is reported, PLUS
(b) the Applicable Percentage.

          "FEDERAL FUNDS RATE LOAN" shall mean a portion of an Advance bearing interest by reference to the Federal Funds Rate.

          "FEDERAL RESERVE BOARD" shall have the meaning assigned to it in
SECTION 4.11.

          "FEES" shall mean any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

          "FINANCIAL STATEMENTS" shall mean the financial statements referred to in SCHEDULE 4.4.

          "FISCAL QUARTER" shall mean any of the quarterly accounting periods of a Borrower of each Fiscal Year.

          "FISCAL YEAR" shall mean any of the annual accounting periods of a Borrower ending on December 31, of each year.

          "FLOATING RATE LOANS" shall mean Prime Rate Loans and Federal Funds Rate Loans.

          "FUNDED DEBT" shall mean, with respect to Borrowers, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, including, but not limited to, the Obligations (including, but not limited to, Letter of Credit Obligations), and unsecured financing by a seller of product lines to Borrowers which by its terms matures less than eighteen months from the date of determination thereof, but excluding Indebtedness of Borrowers secured by the real estates owned by Borrowers and their Subsidiaries.

          "FUNDING ARRANGEMENTS" shall have the meaning assigned to it in
SECTION 2.10(b).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such other Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (y) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made or (z) the maximum amount for which such Person may be liable pursuant to the terms of the Instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "HAZARDOUS MATERIAL" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or forms the basis of liability now or hereafter under, any Government Authority in any jurisdiction in which any Borrower or any Subsidiary thereof has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), any radioactive substance, methane, volative hydrocarbons or any industrial solvent, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ. (33 U.S.C. Sections 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ. (42 U.S.C. Section 6903), or (v) defined as a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. (42 U.S.C. Section 9601).

          "INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (ii) reimbursement and all other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (iii) all obligations evidenced by notes, bonds, debentures or similar Instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Capital Lease Obligations,
(vi) all obligations of such Person under Interest Rate Agreements, Currency Agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging arrangements, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (viii) with respect to any Borrower or any Subsidiary thereto, the Obligations.

          "INDEMNIFIED PERSON" shall have the meaning assigned to it in
SECTION 2.10(a).

          "INTEREST CHARGES" shall mean, with respect to any Person for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "INTEREST EXPENSE" (or any like caption) on a consolidated income statement of such Person and all other Persons with which such Person's financial statements are to be consolidated in accordance with GAAP for the relevant period ended on such date.

          "INTEREST PAYMENT DATE" means (a) as to any Prime Rate Loan or any Federal Funds Rate Loan, the last Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the LIBOR Period applicable thereto; PROVIDED, HOWEVER, that, in addition to the foregoing, each of (x) the date upon which both the Commitment has been terminated and the Loans have been paid in full and (y) the Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

          "INTEREST RATE AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which any Borrower or any Subsidiary thereof is a party, designed to protect such Borrower or such Subsidiary against fluctuations in interest rates.

          "INVESTMENTS" shall have the meaning assigned to it in SECTION 7.2.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "ISSUANCE REQUEST" shall mean a request and certificate duly executed by an authorized officer of any Borrower, in form and substance satisfactory to the Lender, for the issuance by the Lender of a Letter of Credit.

          "LEASES" shall mean all leasehold estates in real property now owned or hereafter acquired by any Borrower, or any of its Subsidiaries, as lessee.

          "LETTER OF CREDIT OBLIGATION" shall mean any outstanding obligation incurred by Lender at the request of Akorn, for the account of any Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by Lender of the Letter of Credit. The amount of such Letter of Credit Obligation shall equal the maximum amount which may be payable by Lender thereupon or pursuant thereto.

          "LETTER OF CREDIT" shall mean a standby letter of credit issued from time to time before, on or after the Closing Date at the request of Akorn and for the account of Borrowers in the aggregate maximum face amount not exceeding the Commitment for which Lender has incurred any Letter of Credit Obligation pursuant thereto.

          "LIBOR LOAN" shall mean a portion of an Advance bearing interest by reference to the LIBOR Rate.

          "LIBOR PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Loan and ending one (1), two (2)or three (3) months thereafter, as selected by Akorn's irrevocable notice to Lender as set forth in SECTION 2.6(e) hereof; PROVIDED that the foregoing provision relating to LIBOR Periods is subject to the following:

          (1) if any LIBOR Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Eurodollar Business Day, such LIBOR Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding Eurodollar Business Day;

          (2) any LIBOR Period that would otherwise extend beyond the Termination Date shall end two (2) Eurodollar Business Days prior to such applicable date;

          (3) any LIBOR Period pertaining to a LIBOR Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last Eurodollar Business Day of a calendar month;

          (4) Akorn shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (5) Akorn shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans which are Advances in existence at any one time.

          "LIBOR RATE" shall mean for each LIBOR Period, a rate of interest determined by the Lender equal to (a) that fixed rate of interest per year for deposits with maturity periods of one (1), two (2) or three (3) months (which maturity period Akorn shall select subject to the terms stated herein), in United States dollars offered to the Lender in or through the London interbank market at or about 11:00 A.M., London time, two (2) Eurodollar Business Days before the first (1st) day of each LIBOR Period and for the London deposit maturity requested, DIVIDED BY one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by Lender, PLUS the Applicable Percentage.

          "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "LOAN" shall mean, as the context may require, the aggregate amount of Advances outstanding at any time to any Borrower or to all Borrowers.

          "LOAN ACCOUNT" shall have the meaning assigned to it in SECTION 2.9.

          "LOAN DOCUMENTS" shall mean the Agreement, the Note, the Security Agreement, the Letters of Credit, and all other agreements, instruments, documents and certificates identified in the Schedule of Documents in favor of Lender and including (without limitation) all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower or any of its Affiliates, or any employee of any Borrower or any of its Affiliates, and delivered to Lender in connection with the Agreement or the transactions contemplated hereby.

          "MARGIN STOCK" shall have the meaning assigned to it in SECTION
4.11.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(i) the business, assets, operations, prospects or financial or other condition of Borrowers and their Subsidiaries considered as a whole, (ii) Borrowers' ability to pay the Loans or any of the other Obligations in accordance with the terms thereof, (iii) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (iv) Lender's rights and remedies under the Agreement or any of the other Loan Documents.

          "MAXIMUM LAWFUL RATE" shall have the meaning assigned to it in
SECTION 2.5(f).

          "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Borrower or any of the Subsidiaries thereof or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "NET INCOME" shall mean, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis, provided that (i) the net income (loss) of any Person which is not a Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a consolidated Subsidiary of such Person and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. There shall be excluded in computing Net Income the excess (but not the deficit), if any, of (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person over (ii) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person.

          "NET WORTH" shall mean the book value of the assets of Borrowers on a consolidated basis (inclusive of goodwill, patents, trademarks, tradenames, copyrights, organization expenses, treasury stock, debt discount and expense, deferred charges and other like intangibles), MINUS (i) reserves applicable thereto, and (ii) all of Borrowers' liabilities on a consolidated basis (including accrued and deferred income taxes).

          "NON-USE FEE" shall have the meaning assigned to it in SECTION
2.6(b).

          "NOTE" shall have the meaning assigned to it in SECTION 2.1(b) and shall be substantially in the form of EXHIBIT B.

          "NOTICE OF ADVANCE" shall have the meaning assigned to it in
SECTION 2.1.

          "NOTICE OF CONVERSION/CONTINUATION" shall mean a notice in substantially the form of EXHIBIT D.

          "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, including, without limitation, the Loans and Letter of Credit Obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Borrower or any Subsidiary thereof to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other Instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including, without limitation, all interest which accrues after the commencement of any case or proceedings in bankruptcy after the insolvency of, or for the reorganization of, any Borrower or any Subsidiary thereof, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Borrower or any Subsidiary thereof under the Agreement or any of the other Loan Documents.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "PENSION PLAN" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Borrower or any Subsidiary thereof or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, not yet due and payable; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Borrower or any Subsidiary thereof is a party as lessee made in the ordinary course of business; (iv) deposits securing statutory obligations of any Borrower or any Subsidiary thereof; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Borrower or any Subsidiary thereof is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, lease or leasehold estate; (x) Liens existing on the Closing Date and listed on SCHEDULE 7.7 hereto; and (xi) other Liens securing Indebtedness or the purchase price permitted pursuant to the terms of this Agreement, including but not limited to, under SECTION 7.1 hereof.

          "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "PLAN" shall mean, with respect to any Borrower, any Subsidiary thereof or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Borrower or any Subsidiary thereof maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "PRIME RATE" shall mean a rate per year equal to that rate of interest per year announced from time to time by Lender called its prime rate, which rate at any time may not be the lowest rate charged by Lender. Changes in the Prime Rate shall take effect on the date set forth in each announcement for a change in the Prime Rate.

          "PRIME RATE LOAN" shall mean a portion of an Advance bearing interest by reference to the Prime Rate.

          "QUALIFIED PLAN" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which any Borrower, any Subsidiary thereof or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "REIMBURSEMENT OBLIGATION" shall have the meaning assigned to it in
SECTION 2.2(e).

          "RELEASE" shall mean, as to any Person, any material release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

          "REPORTABLE EVENT" shall mean any of the events described in
Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

          "RESTRICTED PAYMENT" shall mean (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person, except salary and cash bonuses paid to Guarantor.

          "RETIREE WELFARE PLAN" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "SCHEDULE OF DOCUMENTS" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as SCHEDULE B.

          "SECURITY AGREEMENT" shall mean the Security Agreement of even date herewith entered into among Lender, Borrowers and their Subsidiaries, substantially in the form of EXHIBIT C, including all amendments, restatements, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

          "SOLVENT" shall mean, with respect to any Person, that (i) the fair salable value of its assets exceeds the fair present value of its liabilities (including all liabilities whether reflected on a balance sheet prepared in accordance with GAAP or otherwise and whether direct, indirect, fixed, contingent, disputed or undisputed); (ii) such Person is able to pay its debts when due; and (iii) such Person has capital sufficient to carry on its current business and all businesses in which it is about to engage.

          "STATED AMOUNT" of each Letter of Credit means the "Stated Amount" as defined therein.

          "STATED EXPIRY DATE" shall have the meaning assigned to it in
SECTION 2.2.

          "STOCK" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

          "TAXES" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender is organized or any political subdivision thereof.

          "TERMINATION DATE" shall mean the earliest of (i) December 29, 1999, (ii) the date of termination of Lender's obligations to advance funds or permit existing advances to remain outstanding pursuant to SECTION 8.2, and (iii) the date of indefeasible prepayment in full by Borrowers of the Loans, and the permanent reduction of the Commitment to zero dollars ($0), in accordance with the provisions of SECTION 2.3.

          "TITLE IV PLAN" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

          "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Borrower, any Subsidiary thereof or any ERISA Affiliate as a result of such transaction.

          "WELFARE PLANS" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by any Borrower, any Subsidiary thereof or any ERISA Affiliate.

          "WITHDRAWAL LIABILITY" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section

4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

          1.2 OTHER DEFINITIONAL PROVISIONS. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or in any certificate or other document made or delivered pursuant hereto. Terms used in this Agreement which are defined in any Exhibit hereto shall, unless the context otherwise indicates, have the meanings given them in such Exhibit. Other terms used in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

          1.3 INTERPRETATION OF AGREEMENT.  A SECTION, an EXHIBIT or a
SCHEDULE is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.   AMOUNT AND TERMS OF CREDIT

          2.1 ADVANCES. (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make advances (the "ADVANCE(S)") to the Borrowers, from time to time from the date of this Agreement until the Termination Date, at such times and in such amounts as the Borrowers may request, not to exceed in the aggregate at any one time outstanding the difference of (i) the Commitment, MINUS (ii) the Letter of Credit Obligation. Until all amounts outstanding in respect of the Loans shall become due and payable on the Termination Date, Borrowers may from time to time borrow, repay and reborrow under this SECTION 2.1(a). Each Advance to a Borrower shall be made on notice by such Borrower to the Lender at its principal banking office at 50 South LaSalle Street, Chicago, Illinois 60675, given no later than 11:00 a.m. (Chicago time) on (a) the Business Day of the proposed Advance or, (b) in the case of a request for an Advance that is a LIBOR Loan, two (2) Business Days prior to the date of the proposed Advance; PROVIDED, HOWEVER, that any Advance requested as a LIBOR Loan shall be in a minimum amount of $250,000 and integral multiples of $50,000 in excess of such amount. Each such notice (a "NOTICE OF ADVANCE") shall be substantially in the form of EXHIBIT A hereto, specifying therein the requested date, the amount and type of such Advance, and such other information as may be required by Lender and shall be given in writing (by telecopy or overnight courier) or by telephone confirmed immediately in writing if requested by the

Lender. Lender shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Advance believed by Lender to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual acting thereon for Lender shall have, at the time of reliance thereon, actual knowledge to the contrary.

               (b) Borrowers shall execute and deliver to the Lender a note to evidence the Loans, such note to be in the principal amount of the Commitment, dated the date hereof and substantially in the form of EXHIBIT B hereto (the "NOTE"). The Note shall represent the joint and several obligation of each Borrower to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to Borrowers and all other obligations with interest thereon as prescribed in
SECTION 2.5. The date and amount of each Advance and each payment of principal with respect thereto shall be recorded on the books and records of the Lender, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Loans shall be immediately due and payable on the Termination Date.

               (c) Each Borrower hereby designates Akorn as its sole agent for the purposes of issuing Notices of Advances, requesting an issuance of a Letter of Credit, selecting interest rate options and receiving notices and consents hereunder.

          2.2  LETTERS OF CREDIT.

               (a) REQUESTS. By delivering to Lender an Issuance Request substantially in the form of SCHEDULE A hereto, on or before 3:00 p.m., Chicago time, Borrowers may request, from time to time prior to the Termination Date and on not less than two Business Days' notice, that the Lender issue a standby letter of credit, and for such purposes described in the Issuance Request (as used herein, the term "issue" when referring to Letters of Credit shall include any increase in the amount of or extension of the term of any Letter of Credit). The Stated Amount of any Letter of Credit requested to be issued pursuant to such Issuance Request shall be denominated in U.S. dollars. Each Letter of Credit shall by its terms:

               (i) be issued in a Stated Amount which, together with all Letter of Credit Obligations and the Loans, in the aggregate does not exceed (or would not exceed) the Commitment;

               (ii) be stated to expire on a date (its "STATED EXPIRY DATE") no later than the Termination Date; and

               (iii) on or prior to its Stated Expiry Date:

                    (A) terminate immediately upon notice to the Lender from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, or

                    (B) reduce in part immediately and to the extent the beneficiary thereunder has notified the Lender thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

By delivery to the Lender of an Issuance Request at least two Business Days prior to the Stated Expiry Date of any Letter of Credit, Borrowers may request the Lender to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the period ending on the Termination Date.

          (b) ISSUANCES AND EXTENSIONS. Subject to the terms and conditions of this Agreement, the Lender shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. If the Issuance Request consists of, or is supplemented by, the Lender's standard letter of credit application form, the terms of such application shall apply with respect to such Letter of Credit, but only to the extent such terms are not inconsistent with the provisions hereof.

          (c) FEES AND EXPENSES. Borrowers agree to pay to the Lender, (i) in respect of each standby Letter of Credit, a fee equal to 1.00% per annum (calculated from and including the date of issuance (or date of renewal or extension, if any) thereto to the Stated Expiry Date thereof) on the Stated Amount of each such Letter of Credit, payable in advance on the last Business Day of each Fiscal Quarter and on the Termination Date, and (ii)upon demand from time to time, Lender's standard issuance, administrative, operating and other fees and charges in effect from time to time in connection with the fronting, issuance, maintenance, modification (if any) and administration of each Letter of Credit.

          (d) DISBURSEMENTS. The Lender will notify Akorn promptly of the presentment for payment of any Letter of Credit, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Lender shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, Chicago time, on the Disbursement Date, Borrower will reimburse the Lender for all amounts which it has disbursed under such Letter of Credit. To the extent the Lender is not reimbursed in full in accordance with this subsection, Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the Prime Rate, plus a margin of 2% per annum, payable on demand. In the event the Lender is not reimbursed by Borrower on the Disbursement Date, or if the Lender must for any reason return or disgorge such reimbursement, the Lender shall fund the Reimbursement Obligation therefor by making Loans as provided in SECTION 2.1 (Borrowers being deemed to have given a timely request therefor for such amount); PROVIDED, HOWEVER, for the purpose of determining the availability of the Advances immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligations shall be deemed not to be outstanding at such time.

          (e) REIMBURSEMENT. Borrowers' obligation (a "REIMBURSEMENT OBLIGATION") under subsection (d) of this SECTION 2.2 to reimburse the Lender with respect to each Disbursement (as defined below) (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment which Borrowers may have or have had against the Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Event of Default or Default, any draft, demand, or certificate, or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid, or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Lender's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit. "DISBURSEMENT" means any payment made under a Letter of Credit by the Lender to the beneficiary thereunder.

          (f) DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default, an amount equal to that portion of Letter of Credit Obligations attributable to outstanding and undrawn Letters of Credit shall, at the option of the Lender, and without demand upon or notice to Akorn, be deemed to have been paid or disbursed by the Lender under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Lender to Akorn of its obligations under this subsection, Borrowers shall be immediately obligated to reimburse the Lender the amount deemed to have been so paid or disbursed by the Lender. Any amounts so received by the Lender from Borrowers pursuant to this subsection shall be held as collateral security for the repayment of Borrowers' obligations in connection with the Letters of Credit. At any time when such Letters of Credit shall terminate and all Reimbursement Obligations to the Lender are either terminated or paid or reimbursed to the Lender in full, the obligations of Borrowers under this subsection shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from any Lender), and, if no Event of Default shall be continuing, the Lender will return to Borrowers the excess, if any, of

          (i) the aggregate amount deposited by Borrowers with the Lender and not theretofore applied by the Lender to any Reimbursement Obligation; over

          (ii) the aggregate amount of all Reimbursement Obligations to the Lender pursuant to this subsection, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Lender shall return to Borrower all amounts then on deposit with the Lender pursuant to this subsection. All amounts on deposit pursuant to this subsection shall, until their application to any Reimbursement Obligation or their return to Borrowers, as the case may be, bear interest at the daily average Federal Funds Rate (without taking into account the Applicable Percentage) from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to Federal Reserve Board Regulation D), which interest shall be held by the Lender as additional collateral security for the repayment of the Letter of Credit obligations in connection with the Letters of Credit issued by the Lender.

          (g) NATURE OF REIMBURSEMENT OBLIGATIONS. Borrowers shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. The Lender (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

          (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (ii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a

     Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Lender hereunder.

          2.3 PREPAYMENT, COMMITMENT REDUCTION. Borrowers shall have the right at any time on three (3) days' prior written notice to the Lender to voluntarily prepay all or part of the Loans and permanently reduce or terminate the Commitment, and no prepayment fee, premium or penalty shall be payable in connection with any such voluntary prepayment, except LIBOR funding breakage costs in accordance with SECTION 2.10(b). Within three (3) days from a closing date of a real estate financing by the Borrowers, the Loans shall be prepaid and the Commitment shall be permanently reduced by an amount equal to 75% of the difference of (i) the net proceeds of such financing, MINUS (ii) $1,000,000, in accordance with the terms of this SECTION 2.3. Upon any such prepayment and permanent reduction or termination of the Commitment, Borrowers' right to receive Advances shall simultaneously terminate or be permanently reduced, as the case may be.

          2.4 USE OF PROCEEDS. Borrowers shall utilize the proceeds of Advances for working capital financing for the Borrowers and funding for acquisitions and other general corporate purposes of the Borrowers.

          2.5  INTEREST ON LOANS.

               (a) Borrowers shall pay interest to Lender, in arrears on each applicable Interest Payment Date, based on the amounts outstanding from time to time under the Loan, at a rate equal to (i) the Prime Rate, (ii) the applicable LIBOR Rate or (iii) the Federal Funds Rate.

               (b) If any payment on the Loans becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

               (c) All computations of interest shall be made by the Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Prime Rate and the Federal Funds Rate shall be determined each day based upon the Prime Rate and the Federal Funds Rate, respectively, as in effect each day. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

               (d) So long as any Event of Default shall have occurred and be continuing, and after written notice from the Lender to Akorn, the interest rates applicable to the Loans and any other Obligations shall be increased by two percent (2%) per annum above the rate of interest otherwise applicable hereunder ("DEFAULT RATE").

               (e) Notwithstanding anything to the contrary set forth in this SECTION 2.5, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "MAXIMUM LAWFUL RATE"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of such advances hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in SECTIONS 2.5(b) through
(d) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 2.5(e), shall make a final determination that Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder in respect of the Loans, then to the outstanding principal of the Loans, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

          2.6 FEES. As compensation for Lender's costs and risks in making the Loan available to Borrowers, Borrowers agree to pay to Lender, in arrears, on the last Business Day of each month prior to the Termination Date and on the Termination Date, a fee for Borrowers' non-use of available funds (the "NON-USE FEE") in an amount equal to one quarter of one percent (0.25%) per annum

(calculated on the basis of a 360 day year for actual days elapsed) of the difference between the respective daily averages of (i) the Commitment (as it may be adjusted from time to time hereunder) and (ii) the sum of (x) the amount of the Loan outstanding, PLUS (y) the Letter of Credit Obligations during the period for which the Non-Use Fee is due.

          2.7 CHARGING OF ACCOUNTS. The Borrowers hereby authorize the Lender, and the Lender may, in its sole and absolute discretion charge to the Borrowers at any time all or any portion of any of the Obligations then due and owing (and interest, if any, thereon) including but not limited to any Fees and other costs and expenses of the Lender for which the Borrowers are liable pursuant to the terms of this Agreement or any other Loan Document, by charging Akorn's demand deposit account or any other bank account with the Lender; PROVIDED, HOWEVER that the provisions of this SECTION 2.7 shall not affect the Borrowers' obligation to pay when due all amounts payable by the Borrowers under this Agreement, the Note or any other Loan Document, whether or not there are sufficient funds therefor in the demand deposit account or any other bank account of Akorn with the Lender.

          2.8 APPLICATION AND ALLOCATION OF PAYMENTS. Lender is authorized to, and at its option may, make or cause to be made Advances on behalf of Borrowers for payment of all Fees, expenses, Charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent any such Borrower fails to promptly pay any such amounts as and when due, even if such Advance would cause total Advances to exceed the Loan Commitment. At Lender's option and to the extent permitted by law, any advances so made shall be deemed Advances constituting part of the Loan hereunder. Following the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably waive the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of any such Borrower, and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrowers and in repayment of the Loan as Lender may deem advisable notwithstanding any previous entry by Lender upon the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, the same shall be applied in the following order: (i) to then due and payable interest payments on the Loans; (ii) to principal payments on the Loan; (iii) to then due and payable Fees and expenses; (iv) to then due and payable Obligations other than Fees, expenses and interest and principal payments; and (v) to all other then due and payable Obligations.

          2.9 LOAN ACCOUNT AND ACCOUNTING. Lender shall maintain a loan account (the "LOAN ACCOUNT") on its books to record:(a) all Advances, (b) all payments made by Borrowers and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Borrowers shall pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

          The balance in the Loan Account shall be presumptive evidence of the amounts due and owing to Lender by Borrower; PROVIDED, THAT, any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers' obligations to pay the Obligations. Any accounting provided by Lender to Akorn regarding the Loan Account shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein, unless Akorn, within thirty (30) days after the date any such accounting is rendered, shall notify Lender in writing of any objection which Borrowers may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Lender's determination, based upon the facts available, of any item objected to by Akorn in such notice shall (absent manifest error) be final, binding and conclusive on Borrowers.

          2.10 INDEMNITY.(a) Each Borrower shall indemnify and hold each of Lender and its Affiliates, and each of Lender's and its Affiliates' respective officers, directors, employees, attorneys, agents and representatives (each an "INDEMNIFIED PERSON") harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder or any actions or failures to act in connection therewith, including any and all Environmental Liabilities and Costs; PROVIDED, THAT no Borrower shall be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after exhaustion of all available appeals. NEITHER LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR TERMINATED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               (b) Borrowers understand that in connection with Lender's arranging to provide the LIBOR Rate interest option, Lender may enter into funding arrangements with third parties ("FUNDING ARRANGEMENTS") on terms and conditions which could result in losses to Lender if such LIBOR Rate funds do not remain outstanding at the interest rates provided herein for the entire LIBOR Period with respect to which the LIBOR Rate has been fixed. Consequently, in order to induce Lender to provide such options on the terms provided herein and in consideration of Lender entering into such Funding Arrangements from time to time, if any LIBOR Loans are repaid in whole or in part prior to the last day of any such LIBOR Period therefor, whether such repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise, Borrowers shall indemnify and hold harmless Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by Lender to fund such LIBOR Loans, pursuant to the Funding Arrangements.
The amount of any losses, costs or expenses resulting in an obligation of Borrowers to make a payment pursuant to the foregoing sentence shall not include any losses attributable to lost profit to Lender but shall represent the excess, if any, of (A) Lender's cost of borrowing the LIBOR Rate funds, pursuant to the Funding Arrangements over (B) the return to Lender on its reinvestment of such funds; PROVIDED, HOWEVER, that if Lender terminates any Funding Arrangements in respect of the LIBOR Loans, the amount of such losses, costs and expenses shall include the cost to Lender of such termination. In reinvesting any funds borrowed by Lender pursuant to the Funding Arrangements, Lender shall take into consideration the remaining maturity of such borrowings. As promptly as practicable under the circumstances, Lender shall provide Akorn with its written calculation of all amounts payable pursuant to the next preceding sentence, and such calculation shall be binding on the parties hereto unless Akorn shall object thereto in writing within ten (10) Business Days of receipt thereof.

          2.11 ACCESS. (a) Each Borrower shall provide full access during normal business hours, from time to time upon one (1) Business Day's prior notice, to Lender and any of its officers, employees and agents, as frequently as Lender determines, in its reasonable discretion, to be appropriate (unless a Default or Event of Default shall have occurred and be continuing, in which event Lender and its officers, employees, designees, agents and representatives shall have access at any and all times and without any advance notice), to the properties, facilities, books, and records of Borrowers and their Subsidiaries, to the Collateral, to the accountants of Borrowers and the Subsidiaries thereof and to the work papers of such accountants, and in addition, (x) while any Default or Event of Default shall have occurred and be continuing, (y) at any time for purposes of inspection, audit or verification of Accounts, or (z) upon the consent of Akorn, to such Borrower's suppliers, customers, advisors and employees (including officers). Without limiting the generality of the foregoing, each Borrower shall (i) permit Lender, and any of its officers, employees, agents and representatives, to inspect, audit and make extracts from all of such Borrower's and its Subsidiaries' records, files and books of account and (ii) permit Lender, and any of its officers, employees, agents and representatives, to inspect, review and evaluate the Accounts at such Borrower's and its Subsidiaries' locations and at premises not owned by or leased to such Borrower or any Subsidiary of such Borrower. Each Borrower shall make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Lender may request. Each Borrower shall deliver any document or instrument necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Borrower. Borrowers shall instruct their certified public accountants to make available to Lender such information and records as Lender may request.

          (b) A fee of $500 per day per individual or Lender's then standard rate, whichever is greater, (plus all reasonable out-of-pocket costs and expenses) in connection with Lender's field examinations permitted under
SECTION 2.11(a) above and SECTION 5(g) of the Security Agreement shall be paid promptly by Borrowers in connection with each field audit conducted after the Closing Date.

          2.12 TAXES. (a) Any and all payments by any Borrower hereunder or under the Note shall be made, in accordance with this SECTION 2.12, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.12) Lender shall receive an amount equal to the sum Lender would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

               (b) Borrowers shall indemnify and pay, within ten (10) days of demand therefor, Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.12) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          2.13 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY. (a) In the event that Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand on Akorn by Lender (together with the certificate referred to in the next sentence) pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

               (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), including, without limitation, any requirement that Lender hold reserves with respect to the Loan, or the Loan Commitment, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining of any Loan, then Borrowers shall from time to time, upon demand by Lender, pay to Lender for the account of Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Akorn by Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in CLAUSE (i) or (ii) above which would result in any such increased cost to Lender, it shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this SECTION 2.13 (b).

               (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to agree to make or to make or to continue to fund or to maintain such LIBOR
Loan at another branch or office of Lender without, in Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by Lender to Borrowers, (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain
LIBOR Loans shall terminate and (ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans, together with interest accrued thereon, UNLESS Borrowers, within five (5) Business Days after the delivery of such notice and demand, convert all such Loans into a Loan bearing interest based on the Prime Rate.

               (d) Upon Lender obtaining actual knowledge of the occurrence of any of the events set forth in this SECTION 2.13, Lender shall promptly notify Akorn of the occurrence of such event. Borrowers shall have the right within five (5) days of receipt of such notice to convert any outstanding LIBOR Loans to Prime Rate Loans.

          2.14 CONVERSION AND CONTINUATION ELECTIONS.

          (a) Borrowers may, upon irrevocable written notice (or telephonic notice promptly confirmed in writing) to Lender in accordance with SECTION 2.14(b):

               (i) elect, as of any Business Day, in the case of Floating Rate Loans, or as of the last day of the applicable LIBOR Period, in the case of LIBOR Loans, to convert any such Loans (or any part thereof in an aggregate minimum amount of $50,000, or integral multiples of $10,000 in excess thereof, in the case of Floating Rate Loans, and $250,000, or integral multiples of $50,000 in excess thereof, in the case of LIBOR Loans) into Loans of any other type; or

               (ii) elect as of the last day of the applicable LIBOR Period, to continue any LIBOR Loans having LIBOR Periods expiring on such day (or any part thereof in an amount not less than $250,000, or that is in an integral multiple of $50,000 in excess thereof);

     PROVIDED, that if at any time the aggregate amount of LIBOR Loans in respect of any borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $250,000, such LIBOR Loans shall automatically convert into Floating Rate Loans, and on and after such date the right of Borrower to continue such LIBOR Loans as, and convert such LIBOR Loans into, LIBOR Loans shall terminate.

          (b) Borrower shall deliver a Notice of Conversion/Continuation to be received by Lender not later than 10:00 a.m. (Chicago time) at least (i) two Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans and (ii) on the date of the Conversion/ Continuation Date, if the Loans are to be converted into Floating Rate Loans, specifying:

               (i)  the proposed Conversion/Continuation Date;

               (ii)  the aggregate amount of Loans to be converted or continued;

               (iii) the type of Loans resulting from the proposed conversion or continuation; and

               (iv) other than in the case of conversions into Floating Rate Loans, the duration of the requested LIBOR Period.

          (c) If upon the expiration of any LIBOR Period applicable to LIBOR Loans, Borrowers have failed to select a new LIBOR Period to be applicable to such LIBOR Loans by the time specified in SECTION 2.14(b), or if any Event of Default then exists, Borrowers shall be deemed to have elected to convert such LIBOR Loans into Federal Funds Rate Loans effective as of the expiration date of such LIBOR Period.

3.   CONDITIONS PRECEDENT

          3.1  CONDITIONS TO THE INITIAL ADVANCE.

               Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Borrowers shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Lender shall not be obligated to make any Advance or to incur any Letter of Credit Obligation, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

               (a) CREDIT AGREEMENT. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers and Lender.

               (b) LOAN DOCUMENTS. Lender shall have received such guaranties, documents, instruments, agreements and legal opinions as Lender shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all guaranties, documents, instruments, agreements and legal opinions listed in the Schedule of Documents attached hereto as SCHEDULE B, each in form and substance satisfactory to Lender.

               (c) GOVERNMENTAL APPROVALS. Evidence satisfactory to Lender that Borrowers have obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby.

               (d) INSURANCE. Evidence satisfactory to Lender that the insurance policies provided for in SECTION 5.6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Lender, in favor of Lender, and in form and substance satisfactory to Lender.

               (e) PAYMENT OF FEES. Payment by Borrowers to Lender of the fees required to be paid on the Closing Date in the respective amounts specified in this Agreement.

               (f) OFFICER'S CERTIFICATE. Lender shall have received duly executed originals of a certificate of the chief executive officer or chief financial officer of Akorn, dated the date hereof, certifying, to the best of his knowledge after diligent inquiry, to the fulfillment of all conditions precedent to closing of this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of Borrowers contained in this Agreement and each other Loan Document.

               (g) COMPLIANCE WITH LAWS. Lender shall have received evidence satisfactory to Lender and its counsel that each Borrower and each of its Subsidiaries are in compliance in all material respects, with all applicable foreign, federal, state and local laws and regulations, including those relating to labor and environmental matters and ERISA.

          3.2 FURTHER CONDITIONS. It shall be a further condition to the initial and each subsequent Advance and to the incurrence of any Letter of Credit Obligations that the following statements shall be true on the date of each such advance or funding, as the case may be:

          (i) All of each Borrower's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Advance is made (or such Letter of Credit Obligation is incurred) as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

          (ii) No Material Adverse Effect shall have occurred since the date hereof.

          (iii) No event shall have occurred and be continuing, or would result from the making of any Advance (or the incurrence of any Letter of Credit Obligation), which constitutes or would constitute a Default or an Event of Default.

          The request and acceptance by any Borrower of the proceeds of any Advance or the incurrence of any Letter of Credit Obligation shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Borrowers that the conditions in this SECTION 3.2 have been satisfied.

4.   REPRESENTATIONS AND WARRANTIES

          To induce Lender to make the Loans and to incur any Letter of Credit Obligation, Borrowers make the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Agreement:

          4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Borrower and each Subsidiary thereof (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualifications; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities, including but not limited to, FDA and DEA, having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and
(v) is in compliance with all applicable provisions of law, including but not limited to, the Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other United States federal statutes and regulations, issued by the FDA and DEA.

          4.2 EXECUTIVE OFFICES. The current location of each Borrower's chief executive office and principal place of business is set forth in
SCHEDULE 4.2 and, as of the Closing Date, none of such locations have changed within the past three (3) months.

          4.3 CORPORATE POWER AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Borrower of the Loan Documents and all instruments and documents to be delivered by such Person and the creation of all Liens provided for therein: (i) are within such Person's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of such Person's certificate or articles or incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other Instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of each Borrower and each Loan Document shall then constitute a legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

          4.4 FINANCIAL STATEMENTS. All financial statements (the "FINANCIAL STATEMENTS"), of the Borrowers and their respective Subsidiaries which have been delivered to the Lender, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and do present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          4.5 MATERIAL ADVERSE EFFECT. Since September 30, 1997, none of the Borrowers and no Subsidiary thereof has incurred any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Financial Statements of Borrowers and their Subsidiaries and which could, alone or in the aggregate, have or result in a Material Adverse Effect. No Material Adverse Effect has occurred between September 30, 1997 and the Closing Date.

          4.6 TITLE AND LIENS. All Collateral is and will continue to be owned by the Borrowers. None of the Collateral or other property or assets of the Borrowers or any Subsidiary is subject to any Lien (including but not limited to Liens pursuant to Capitalized Leases under which any Borrower or any Subsidiary is a lessee) except: (a) Liens in favor of the Lender and (b) Permitted Encumbrances.

          4.7 RESTRICTIONS; NO DEFAULT. No contract, lease, agreement or other Instrument to which any Borrower is a party or by which it or any of its properties or assets is bound or affected, and no provision of applicable law or governmental regulation, has or results in a Material Adverse Effect, or could have or result in a Material Adverse Effect. None of the Borrowers and no Subsidiary thereof is in default, and to such Borrower's or such Subsidiary's knowledge no third party is in default, under or with respect to any material contract, agreement, lease or other Instrument to which it is a party.

          4.8 LABOR MATTERS. No strikes or other labor disputes against any Borrower or any Subsidiary thereof are pending or, to any Borrower's knowledge, threatened. Hours worked by and payment made to employees of each Borrower and the Subsidiaries thereof have not been, to any Borrower's knowledge, in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from such Borrower or any Subsidiary thereof on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrowers. Except as set forth in SCHEDULE 4.8, there are no material employment, consulting or management agreements covering any management employee or Affiliate of any Borrower or any Subsidiary thereof. A true and complete copy of each such material agreement has been furnished to Lender. Except as set forth in SCHEDULE 4.8, none of the Borrowers and none of the Subsidiaries thereof have any obligation under any collective bargaining agreement, management agreement, consulting agreement or any employment agreement. There is no organizing activity involving any Borrower or any Subsidiary thereof pending or, to any Borrower's knowledge, threatened by any labor union or group of employees. Except as set forth in SCHEDULE 4.8, there are no representation proceedings pending or, to any Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower or any Subsidiary thereof has made a pending demand for recognition.
 Except as set forth in SCHEDULE 4.8, there are no complaints or charges against any Borrower or any Subsidiary thereof pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Borrower or any Subsidiary thereof of any individual.

          4.9 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK. Except as set forth in SCHEDULE 4.9, none of the Borrowers (i) has any Subsidiaries, (ii) is engaged in any joint venture or partnership with any other Person and (iii) is an Affiliate of any other Person. Except as set forth in SCHEDULE 4.9, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue or sell any Stock or other equity security of any Subsidiary.

          4.10 GOVERNMENT REGULATION. None of the Borrowers and no Subsidiary thereof is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. None of the Borrowers and no Subsidiary thereof is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of the Advances by Lender, the incurrence of any Letter of Credit Obligation, the application of the proceeds and repayment thereof by such Borrower or such Subsidiary and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          4.11 MARGIN REGULATIONS. None of the Borrowers and no Subsidiary thereof is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). None of the Borrowers and no Subsidiary thereof owns any Margin Stock, and the proceeds of the Advances will not be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board.

          4.12 TAXES. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns required to be filed by each Borrower or any Subsidiary thereof, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), and each Borrower and each Subsidiary thereof has paid when due and payable all Charges required to be paid by it, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Proper and accurate amounts have been withheld by each Borrower or each Subsidiary thereof from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

          4.13 ERISA. (a) SCHEDULE 4.13 lists all Plans maintained or contributed to by any Borrower or any Subsidiary thereof and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the IRC, and to the best knowledge of each Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status. To any Borrower's knowledge, each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. None of the Borrowers and no Subsidiary or ERISA Affiliate thereof, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $0; with respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using PBGC interest assumptions does not exceed $0. None of the Borrowers and no Subsidiary or ERISA Affiliate thereof has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or
Section 406 of ERISA, in connection with any Plan, which would subject any Borrower or any Subsidiary thereof (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

          (b) Except as set forth in SCHEDULE 4.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Borrower or any Subsidiary or ERISA Affiliate thereof with respect to any Plan; (iv) none of the Borrowers and no Subsidiary or ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a

Multiemployer Plan; (v) within the last five years neither any Borrower nor any Subsidiary or ERISA Affiliate thereof has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) each Borrower and each Subsidiary and ERISA Affiliate thereof have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

          4.14 NO LITIGATION. No action, claim or proceeding is now pending or, to the knowledge of any Borrower, threatened against such Borrower or any Subsidiary thereof, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges such Borrower's or such Subsidiary's right or power to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) which, if determined adversely, would have or result in a Material Adverse Effect, nor to the best knowledge of any Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings.

          4.15 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Except as otherwise set forth in SCHEDULE 4.15, each Borrower owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it or proposed to be conducted by it, each of which is listed, together with Copyright Office or Patent and Trademark Office application or registration numbers, where applicable, on SCHEDULE 4.15. SCHEDULE 4.15 also lists all tradenames or other names under which any Borrower conducts business. To the best of Borrower's knowledge, neither the conduct of each Borrower's business nor the conduct of any of its Subsidiary's business infringes upon any intellectual property right of any other Person.

          4.16 FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, the Projections, the Financials, the Collateral Reports or any written statement furnished by or on behalf of any Borrowers or any Subsidiary thereof pursuant to the terms of this Agreement, which has previously been delivered to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Collateral Documents will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein, subject only to Liens set forth in SCHEDULE 4.6 and Permitted Liens.

          4.17 HAZARDOUS MATERIALS.  Except as set forth in SCHEDULE 4.17,
(i) the real estate (the "REAL ESTATE") owned by the Borrowers and their Subsidiaries is free of contamination from any Hazardous Material, or (ii) to any Borrower's knowledge, the Real Estate leased by the Borrowers or their Subsidiaries is free of contamination from any Hazardous Material. In addition, SCHEDULE 4.17 discloses all material environmental liabilities of any Borrower or any Subsidiary thereof of which any Borrower has knowledge
(i) related to noncompliance with the Environmental Laws, or (ii) associated with the Real Estate. None of the Borrowers and no Subsidiary thereof has caused or suffered to occur any Release with respect to any Hazardous
Material at, under, above or upon any real property which it owns or leases. None of the Borrowers and no Subsidiary thereof is involved in operations which are likely to result in the imposition of any Lien on its assets or any material liability on such Borrower or Subsidiary thereof under any Environmental Law, and none of the Borrowers and no Subsidiary thereof has permitted any tenant or occupant of such premises to engage in any such activity. Borrowers have provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities and Costs, in each case relating to any of the Borrowers or any of the Subsidiaries thereof.

          4.18 INSURANCE POLICIES. SCHEDULE 4.18 lists all insurance of any nature maintained for current occurrences by any Borrower or any Subsidiary thereof, as well as a summary of the terms of such insurance.

          4.19 DEPOSIT AND DISBURSEMENT ACCOUNTS. SCHEDULE 4.19 lists all banks and other financial institutions at which any of the Borrowers or any Subsidiary thereof maintains deposits and/or other accounts, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

          4.20 CUSTOMER AND TRADE RELATIONS. There exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of Borrowers with any customer or group of customers which has resulted in or is reasonably likely to result in a Material Adverse Effect;
or (b) the business relationship of any Borrower or any Subsidiary thereof with any supplier material to the operations of such Borrower or such Subsidiary which has resulted in or is reasonably likely to result in a Material Adverse Effect.

          4.21 INDEBTEDNESS. As of the Closing Date, except for the Loans and the Letter of Credit, and as set forth in SCHEDULE 7.3, none of the Borrowers and no Subsidiary thereof has any Indebtedness or has granted any security interest to any Person other than Lender and First National Bank of Commerce.

5.   FINANCIAL STATEMENTS AND INFORMATION

          5.1 REPORTS AND NOTICES. (a) Borrowers each hereby covenant and agree that from and after the Closing Date and until the Termination Date, they shall deliver to Lender Financial Statements and notices as follows:

          (i) QUARTERLY REPORTS OF BORROWERS. Within 45 days after the end of each Fiscal Quarter of Borrowers, a copy of an unaudited financial statement of Borrower prepared on a basis consistent with the audited financial statements of Borrowers previously furnished to Lender and, if requested by Lender, prepared on a consolidating and consolidated basis, signed by an authorized officer of Akorn and consisting of at least (i) a balance sheet as at the close of such quarter, (ii) a statement of earnings and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter and (iii) an accounts receivable aging for each Borrower as of the close of such quarter.

          (ii) AUDIT REPORT OF BORROWERS. Within 120 days after the end of each Fiscal Year of Borrowers, a copy of an annual audit report of Borrowers prepared in conformity with GAAP on a basis consistent with the audited financial statements of Borrowers and any subsidiary referred to above and, if requested by Lender, prepared on a consolidating and consolidated basis, duly certified by independent certified public accountants of recognized standing satisfactory to Lender, accompanied by an opinion without significant qualification.

          (iii) CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual audit report and of each quarterly statement provided herein, a certificate dated the date of such annual audit report or such quarterly statement and signed by either the President, the Chief Financial Officer or the Treasurer of each Borrower, to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, any financial ratio or restriction contained in the Agreement.

          (iv) NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by Borrowers or any Subsidiary affected in respect thereof: (i) the occurrence of a Default or an Event of Default; or (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to any Borrower; (iii) receipt of any notice or communication that the operations of the Borrowers or any Subsidiary are not in compliance in all material respects with requirements of any applicable Governmental Authority, including but not limited to, FDA and DEA, or (iv) the occurrence of any ERISA Event.

          (v) OTHER INFORMATION. Such other information, financial or otherwise, as Lender may from time to time request in its reasonable discretion.

          (vi) REPORTS OF AKORN. (A) Within 45 days after the end of each fiscal quarter of Akorn, a copy of Form 10-Q as filed by or on behalf of Akorn with the Securities and Exchange Commission, and (B) within 120 days after the end of each fiscal year of Akorn, a copy of Form 10-K as filed by or on behalf of Akorn with the Securities and Exchange Commission.

          5.2 COMMUNICATION WITH ACCOUNTANTS. Each Borrower authorizes Lender to communicate directly with its independent certified public accountants acceptable to the Lender and authorizes those accountants and advisors to disclose to Lender any and all financial statements and other supporting financial documents and schedules relating to any Borrower and its Subsidiaries (including, without limitation, copies of any issued management letters) with respect to the business, financial condition and other affairs of any Borrower and its Subsidiaries.

6.   AFFIRMATIVE COVENANTS

          Each Borrower jointly and severally covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

          6.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Borrower shall, and shall cause each Subsidiary thereof to,: (a)do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises;(b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c)at all times maintain, preserve and protect all of its Copyrights, Patents, Trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof and preserve all the remainder of its assets and properties, used or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(d) transact business only in such corporate and trade names as are set forth in SCHEDULE 4.15.

          6.2 PAYMENT OF OBLIGATIONS. (a) Each Borrower shall pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

          (b) Each Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims; PROVIDED, THAT, at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect thereto are maintained on the books of such Borrower, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such Charges or claims, (v) no Lien shall be imposed to secure payment of such Charges or claims other than inchoate tax liens, and (vi) such Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this SECTION 6.2(b) are no longer met.

          6.3 BOOKS AND RECORDS. Borrowers shall keep adequate records and books of account with respect to each Borrower's and each of its Subsidiaries' business activities, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements.

          6.4 AUDITS. Commencing with the Fiscal Year ending December 31, 1997 and in each Fiscal Year thereafter, Borrowers will engage independent certified public accountants of recognized standing satisfactory to Lender to perform an audit of their respective balance sheets and related statements of operations, shareholders' equity and cash flows and to render an opinion based upon such audit.

          6.5 LITIGATION. Each Borrower shall notify Lender in writing, promptly upon learning thereof, of any litigation commenced or threatened against such Borrower or any Subsidiary thereof and of the institution against it of any suit or administrative proceeding that (a) seeks damages in excess of $500,000 or (b) seeks injunctive relief.

          6.6 INSURANCE. (a) Borrowers shall, at their sole cost and expense, maintain the policies of insurance described on SCHEDULE 4.18 in form and with insurers rated AA or better by Bests. Such policies shall be in such amounts as are set forth in SCHEDULE 4.18. Borrowers shall notify Lender promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. So long as any Event of Default shall have occurred and be continuing or if the casualty loss exceeds $500,000: each Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender and irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance and endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance. In the event any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Lender, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed, including attorneys, fees, court costs and other charges related thereto, shall be payable, on demand, by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral, PROVIDED, THAT, if and to the extent Borrowers fail to promptly pay any of such sums upon demand therefor, Lender is authorized to, and at its option may, make or cause to be made Advances on behalf of Borrowers for payment thereof.

          (b) Lender reserves the right at any time, upon any change in any Borrower's risk profile (including, without limitation, any change in the product mix maintained by any Borrower or any laws affecting the potential liability of such Borrower), to require additional forms and limits of insurance to, in Lender's reasonable opinion, adequately protect Lender's interests in all or any portion of the Collateral and to ensure that each Borrower and each Subsidiary thereof is protected by insurance in amounts and with coverage customary for its industry. If requested by Lender, each Borrower shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies.

          (c) Borrowers shall deliver to Lender endorsements (i) to all "All Risk" and business interruption insurance naming Lender as loss payee, and
(ii) to all general liability and other liability policies naming Lender as additional insured.

          (d) The loss, if any, under any property insurance required to be carried by this SECTION 6.6 shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings by Borrowers or their Subsidiaries, subject to the reasonable approval of the Lender in the case of claims in excess of $500,000. If the proceeds payable under any policy of property insurance are $500,000 or less, Borrowers or their Subsidiaries shall have the right to use such proceeds to repair or replace the damaged or destroyed property, provided that a Default or an Event of Default shall not have occurred and be continuing at the time the proceeds are paid.

          6.7 COMPLIANCE WITH LAWS. Each Borrower shall, and shall cause each Subsidiary thereof to, comply in all material respects with all federal, state and local laws and regulations applicable to it, including but not limited to, (i) the Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other United States federal statutes and regulations, issued by FDA and DEA, and (ii) those relating to licensing, ERISA and labor matters.

          6.8 SUPPLEMENTAL DISCLOSURE. On the request of Lender (in the event that such information is not otherwise delivered by Borrowers to Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than quarterly absent the occurrence and continuance of a Default or an Event of Default, Borrowers will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; PROVIDED, HOWEVER, THAT such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Lender, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

          6.9 EMPLOYEE PLANS. Each Borrower shall, and shall cause each Subsidiary thereof to, notify Lender of (i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against such Borrower or against any Subsidiary or ERISA Affiliate thereof in connection with any Plan maintained, at any time, by such Borrower or such Subsidiary or ERISA Affiliate, or to which such Borrower or such Subsidiary or ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan and (ii) the occurrence of any material "Reportable Event" with respect to any Pension Plan of such Borrower or any Subsidiary or ERISA Affiliate thereof.

          6.10 ENVIRONMENTAL MATTERS. Each Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with the Environmental Laws applicable to it, (ii) notify Lender promptly after such Borrower or such Subsidiary becomes aware of any Release upon or at any premises owned or occupied by it, and (iii) promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by such Borrower or such Subsidiary in connection with any such Release or any other matter relating to the Environmental Laws that may affect such premises or such Borrower or such Subsidiary. The provisions of this SECTION 6.10 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

          6.11 LANDLORDS' AGREEMENTS, BAILEE LETTERS AND MORTGAGEE AGREEMENTS. Upon the request of Lender, each Borrower shall use its best efforts to obtain a landlord's agreement in form and substance acceptable to Lender from the lessor of each leased property currently being used by such Borrower or any Subsidiary thereof where Collateral is located. Upon the request of Lender, each Borrower shall use its best efforts to obtain a bailee letter in form and substance acceptable to Lender and with respect to any warehouse where Collateral is located. Upon the request of Lender, each Borrower shall use its best efforts to obtain a mortgagee's agreement in form and substance satisfactory to Lender from the mortgagee (if other than Lender) of each property owned by such Borrower or any Subsidiary thereof where Collateral is located. No real property or warehouse space shall be leased or acquired by any Borrower or any Subsidiary thereof after the Closing Date, unless and until a landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.

          6.12 LEASED LOCATIONS OF COLLATERAL. Each Borrower shall, and shall cause each Subsidiary thereof to, timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Borrowers shall, and shall cause each Subsidiary thereof to, promptly deliver to Lender copies of (i) any and all default notices received under or with respect to any such leased location or public warehouse, and (ii) such other notices or documents as Lender may request in its reasonable discretion.

7.   NEGATIVE COVENANTS

          Borrowers each jointly and severally covenant and agree that, without the prior written consent of Lender, from and after the date hereof until the Termination Date:

          7.1 MERGERS, SUBSIDIARIES, ETC. No Borrower shall, or shall permit any Subsidiary to:

          (a)  be a party to any merger or consolidation;

          (b) except in the normal course of its business, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of the assets of the Borrowers and their Subsidiaries taken as a whole; or

          (c) purchase or otherwise acquire any assets or capital stock of any Person without the prior written consent of the Lender except where (i) the purchase price of each such acquisition is not greater than $2,500,000 (including the value of any stock issued, assets exchanged or transaction expenses incurred to consummate such acquisition) and (ii) there is no Event of Default or Default after giving effect to such acquisition.

          For purposes of this SECTION 7.1 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrowers and its Subsidiaries only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by the Borrowers and their Subsidiaries (other than in the normal course of business) during the same Fiscal Year, exceeds 10% of the Borrowers' consolidated total assets determined as of the end of the immediately preceding Fiscal Year. As used in the preceding sentence, the term "value" shall mean, with respect to any asset disposed of, the greater of such asset's book or fair market value as of the date of disposition, with "book value" being the value of such asset as would appear immediately prior to such disposition on a balance sheet of the owner of such asset prepared in accordance with GAAP.

          7.2 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise permitted in this Agreement, no Borrower shall, or shall cause or permit any Subsidiary thereof to, make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect lending of money, holding of securities or otherwise; PROVIDED that so long as no Default or Event of Default shall have occurred or be continuing, Borrowers may make investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior secured rating of "A" or better by a nationally recognized rating agency, provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $100,000 for any one such bank, and (iv) time deposits, maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership in the Federal Deposit Insurance Corporation and in amounts not exceeding the maximum amounts of insurance thereunder, except that in the case of time deposits and certificates of deposit maintained with The Northern Trust
Company or its successors so long as such successors meet the criteria in this SECTION 7.2, such limitations of amounts shall not apply unless notice thereof shall be provided by Lender to Akorn.

          7.3 INDEBTEDNESS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under
SECTION 7.7, (ii) the Loans and the other Obligations, (iii) deferred taxes, and (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness set forth in SCHEDULE 7.3 and refinancings thereof on terms and conditions acceptable to Lender, in its reasonable discretion, which shall in any event be on terms no less favorable to any Borrower or Lender than the terms of the Indebtedness being refinanced,(vi) any financing secured by any real estate owned by the Borrowers and their Subsidiaries, and (vii) the unsecured financing by a seller of product lines to Borrowers.

          7.4 EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS. (a) No Borrower shall, or shall cause or permit any Subsidiary thereof to, enter into or be a party to any transaction with an Affiliate except in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Lender in advance and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower or such Subsidiary. All such transactions existing as of the date hereof are described on SCHEDULE 7.4(a).

               (b) No Borrower shall, or shall cause or permit any Subsidiary thereof to, enter into any lending or borrowing transaction with any of its employees, except loans to its employees on an arm's-length basis in the ordinary course of business consistent with past practice up to a maximum of $250,000 in the aggregate at any one time outstanding.

          7.5 CAPITAL STRUCTURE AND BUSINESS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, (i) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described on SCHEDULE 4.9, or (iii) amend its certificate or articles of incorporation or bylaws in a manner which would adversely affect Lender or its duty or ability to repay the Obligations.
None of the Borrowers nor any Subsidiary thereof shall engage in any business other than the businesses currently engaged in by such Borrower or such Subsidiary or businesses reasonably related thereto.

          7.6 GUARANTEED INDEBTEDNESS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, incur any Guaranteed Indebtedness except
(i) by endorsement of instruments or items of payment for deposit to the general account of any Borrower, and (ii) for Guaranteed Indebtedness incurred for the benefit of any Borrower or such Subsidiary if the primary obligation is expressly permitted by this Agreement.

          7.7 LIENS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets of any Borrower or any of their Subsidiaries, whether now owned or hereafter acquired, except (i) Permitted Encumbrances, (ii) presently existing or hereinafter created Liens in favor of Lender, (iii) Liens created after the date hereof by conditional sale or other title retention agreements (including, without limitation, Capital Leases) or in connection with purchase money indebtedness with respect to properties acquired by any Borrower or any of its Subsidiaries in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets), (iv) Liens in connection with any financing secured by any real estate owned by the Borrowers and their Subsidiaries, (v) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness or other obligations not exceeding $250,000 in the aggregate at any time outstanding, and (vi) Liens existing on the date hereof and described in SCHEDULE 7.7.

          In addition, no Borrower shall, or shall cause or permit any Subsidiary thereof to, become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender, as additional collateral for the Obligations, except operating leases, Capital Leases or intellectual property licenses which prohibit liens upon the assets that are subject thereto.

          7.8 SALE OF ASSETS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, except in the ordinary course of its business.

          7.9 ERISA. No Borrower shall, or shall cause or permit any Subsidiary or ERISA Affiliate thereof (without Lender's prior written consent) to, (i) acquire any ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan, in excess of $250,000, (ii) permit or suffer any representation set forth in SCHEDULE 4.13 to cease to be met and satisfied at any time, (iii) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability in excess of $250,000 to such Person, (iv) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan, in excess of $250,000, (v) fail to make any material contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent, (vi) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan, or (vii) fail to promptly provide Lender with copies of any Plan documents or governmental reports or filings, if requested by Lender.

          7.10 FINANCIAL COVENANTS. Borrowers shall not breach or fail to comply with any of the financial covenants set forth below:

               (a) MINIMUM NET INCOME. Borrowers and their Subsidiaries on a consolidated basis shall maintain Net Income in each Fiscal Quarter of not less than $1.00.

               (b) MINIMUM NET WORTH. Borrowers and their Subsidiaries on a consolidated basis shall maintain at all times Net Worth equal to or greater than the sum of (a) $17,000,000, PLUS (b) an amount equal to 50% of Net Income earned during each of its

Fiscal Quarters beginning with its Fiscal Quarter commencing October 1, 1997 (without reduction for net losses, if any).

               (c) CASH FLOW COVERAGE RATIO. Borrowers and their Subsidiaries on a consolidated basis shall maintain a ratio of (a) EBIT, measured at the end of each Fiscal Quarter for the four immediately preceding Fiscal Quarters then ended, to (b) Debt Service, measured as of the end of each Fiscal Quarter, of at least 1.2:1.0.

               (d) RATIO OF FUNDED DEBT OF EBITDA. Borrowers and their Subsidiaries on a consolidated basis shall maintain a ratio of (a) Funded Debt to (b) EBITDA, measured at the end of each Fiscal Quarter for the four immediately preceding Fiscal Quarters then ended, of not more than 3.0:1.0.

          7.11 HAZARDOUS MATERIALS. No Borrower shall, or shall cause or permit any Subsidiary thereof or any other Person within its control to, cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate in any material respect, or form the basis for any material liability under, any Environmental Laws. If a Default or Event of Default shall have occurred and be continuing, each Borrower, at its own expense, shall cause the performance of such environmental audits and preparation of such environmental reports as Lender may from time to time request as to any location at which Collateral is then located, by reputable environmental consulting firms acceptable to Lender, and in form and substance acceptable to Lender.

          7.12 SALE-LEASEBACKS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, engage in any sale-leaseback or similar transaction involving any of its assets.

          7.13 CANCELLATION OF INDEBTEDNESS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

          7.14 RESTRICTED PAYMENTS. No Borrower shall, or shall cause or permit any Subsidiary thereof to, make any Restricted Payment (including, but not limited to, dividends), other than payments necessary to enable such Borrower (i) to satisfy its federal, state and local income tax obligations to the extent such obligations are the result of the net consolidated income of Borrowers and their Subsidiaries being attributed to such Borrower for tax purposes, (ii) to pay the necessary fees and expenses to maintain its corporate existence and good standing,(iii) to pay legal and accounting fees to the extent such fees relate to legal or accounting services provided by entities which are not Affiliates of any Borrower and which services are directly related to any Borrowers or their Subsidiaries, and (iv) to pay any cash dividend in respect of its common stock so long as no Event of Default or Default exists hereunder or would result after giving effect thereto.

          7.15 FISCAL YEAR. No Borrower shall, or shall cause or permit any Subsidiary thereof to, change its Fiscal Year.

          7.16 CHANGE OF CORPORATE NAME OR LOCATION. (a) No Borrower shall, or shall cause or permit any Subsidiary thereof to, (i) change its corporate name or (ii) change its chief executive office, principal place of business, corporate offices or warehouses or Collateral locations, or the location of its records concerning the Collateral, in any case without at least fifteen
(15) Business Days prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Lender in any Collateral has been completed or taken, and provided that any such new location shall be in the continental United States; (b) in furtherance of and without limiting the scope of CLAUSE (a) above, no Borrower shall, or shall permit any of its Subsidiaries, to change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Lender in any Collateral has been completed or taken.

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

          8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) Any Borrower shall fail to make any payment of principal of, or interest on, or any other amount owing in respect of the Loans or any of the other Obligations (other than as set forth in CLAUSE (b) below) when due and payable or declared due and payable.

          (b) Any Borrower shall fail to pay any Fees, costs or expenses payable or reimbursable by Borrowers under this Agreement or under any other Loan Document, and such failure shall have remained unremedied for a period of ten (10) days or more.

          (c) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of this Agreement (and not constituting an Event of Default under any of the other subsections of this SECTION 8.1) and such failure shall have remained unremedied for a period of ten (10) days or more after notice thereof from the Lender.

          (d) Any Borrower shall fail or neglect to perform, keep or observe any provision of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and continuance of such default after the grace period (if any) set forth therein.

          (e) A default or breach shall occur under any other agreement, document or instrument to which any Borrower or any Subsidiary thereof is a party and such default is not cured or waived within any applicable grace period and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Borrower or any Subsidiary of any Borrower in excess of $50,000 in the aggregate, or (ii) causes such Indebtedness or a portion thereof in excess of $100,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) entitles any holder of such Indebtedness or a trustee to cause such Indebtedness or a portion thereof in excess of $100,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised or waived by such holder or trustee.

          (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Lender by any Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

          (g) Assets of any Borrower or any Subsidiary thereof with a fair market value of $500,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Borrower or any Subsidiary thereof and shall such condition shall continue for thirty (30) days or more after any such Borrower has knowledge thereof.

          (h) A case or proceeding shall have been commenced against any Borrower or any Subsidiary thereof in a court having competent jurisdiction seeking a decree or order in respect of any Borrower or any Subsidiary thereof (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Borrower or any Subsidiary thereof or of any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Borrower or any Subsidiary thereof and such case or proceeding shall remain undismissed or unstayed for forty-five (45) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (i) Any Borrower or any Subsidiary thereof shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, State or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Borrower or any Subsidiary thereof or of any substantial part of such Person's assets,
(iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any such action.

          (j) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered against any Borrower or any Subsidiary thereof and the same shall not (i) be fully covered by insurance, or (ii) within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been paid or otherwise discharged prior to the expiration of any such stay.

          (k) With respect to any Plan: (i) which is a defined contribution plan or Welfare Plan, any Borrower or any Subsidiary or ERISA Affiliate thereof or any other party-in-interest or disqualified Person shall engage in any transactions which in the aggregate results in a final assessment to any Borrower or any Subsidiary thereof in excess of $250,000 under Section 409 or 502 of ERISA or IRC Section 4975 which assessment has not been paid within 30 days of final assessment and which is not being contested pursuant to SECTION
5.2 hereof; (ii) any Borrower or any Subsidiary or ERISA Affiliate thereof shall incur any accumulated funding deficiency, as defined in IRC Section 412, in the aggregate in excess of $100,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $100,000; (iii) any Borrower or any Subsidiary or ERISA Affiliate thereof shall not pay any withdrawal liability which involves annual withdrawal liability payments which exceed $100,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, within 30 days after the date such payment becomes due; (iv) any Borrower or any Subsidiary or ERISA Affiliate thereof shall fail to make a required contribution by the due date under Section 412 of the IRC or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the IRC or Section 302 of ERISA within 30 days after the date such payment becomes due; or

(v) an ERISA Event (other than an event described in 29 CFR Section 2615.23) with respect to a Plan has occurred, and within thirty (30) days Borrowers have not contested such ERISA Event by appropriate proceedings.

          (l) Any material provision of any Loan Document shall for any reason cease to be valid or enforceable in accordance with its terms (or any Borrower or any Subsidiary thereof shall challenge the enforceability of any Loan Document), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (m) LIEN PRIORITY. Lender fails to have an enforceable first priority Lien (except for any prior Liens to which Lender has consented in writing) on, or security interest in, any property given as security for the Obligations.

          8.2 REMEDIES. If any Default or Event of Default shall have occurred and be continuing, Lender may, without notice, terminate this facility with respect to further Advances, whereupon any further Advances shall be made in Lender's sole discretion. If any Event of Default shall have occurred and be continuing, Lender may, without notice,(a) declare all or any portion of the Obligations to be forthwith due and payable and require that any Letter of Credit Obligation be cash collateralized, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers; (b) increase the rate of interest applicable to the Loan to the Default Rate; and (c) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1 (h) OR (i) or, all of the Obligations shall become immediately due and payable without declaration, notice or demand by Lender.

          8.3 WAIVERS BY BORROWERS. Except as otherwise provided for in this Agreement or by applicable law, each of the Borrowers, jointly and severally, waive: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and

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

exemption laws. Each of the Borrowers acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

9.   SUCCESSORS AND ASSIGNS

          9.1  SUCCESSORS AND ASSIGNS.   This Agreement and the other Loan
Documents shall be binding on and shall inure to the benefit of Borrowers, Lender and their respective successors and assigns, except as otherwise provided herein or therein. None of the Borrowers may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Borrower without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrowers and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

10.  MISCELLANEOUS

          10.1 SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, Lender and each holder of any Term Note or Note is hereby authorized at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrowers (regardless of whether such balances are then due to Borrowers) and any other properties or assets any time held or owing by Lender or such holder to or for the credit or for the account of Borrowers against and on account of any of the Obligations which are not paid when due.

          10.2 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 10.3 below. Any letter of interest or commitment letter and/or fee letter between Borrowers and Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          10.3 AMENDMENTS AND WAIVERS.(a) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any of the other Loan

Documents or consent to any departure by any Borrower or any of its Subsidiaries therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and Borrowers.

          (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Lender to take additional Collateral pursuant to any Loan Document. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

          10.4 FEES AND EXPENSES.    Borrowers shall reimburse Lender for all
reasonable out-of-pocket expenses, incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith). In addition, Borrowers shall reimburse Lender for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

               (a) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or, advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

               (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of Borrowers or any other Person that may be obligated to Lender by virtue of the Loan Documents;

               (c) any attempt to enforce any rights of Lender against any or all of Borrowers or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; and

               (d) efforts to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
SECTION 10.4 shall be payable, on demand, by Borrowers to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          10.5 NO WAIVER. Lender's failure at any time or times, to require strict performance by Borrowers of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower under this Agreement and no defaults by any Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such waiver or suspension is by an Instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrowers specifying such suspension or waiver.

          10.6 REMEDIES. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          10.7 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING AGREEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrowers or the rights of Lender relating to any unpaid portion of the Loan or any other Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrowers, and all rights of Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations.

          10.8 SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10.9 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          10.10 AUTHORIZED SIGNATURE. Until Lender shall be notified by Akorn to the contrary, the signature upon any document or Instrument delivered pursuant hereto of an officer of any Borrower listed on SCHEDULE
10.10 shall bind such Borrower and be deemed to be the act of such Borrower affixed pursuant to and in accordance with resolutions duly adopted by such Borrower's Board of Directors.

          10.11 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER

JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE D OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          10.12 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 10.12), (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on this SECTION 10.12 or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrowers or Lender) designated on this SECTION 10.12 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     If to Lender, at

     The Northern Trust Company
     50 South LaSalle Street

     Chicago, Illinois 60675
     Attention:     Brian D. Beitz, Vice President
     Telecopier No.:     (312) 444-7028
     Telephone No.:      (312) 444-3987

     with copies to:

     Winston & Strawn
     35 West Wacker Drive
     Chicago, Illinois 60601
     Attention:     Younghee Jin Ottley, Esq.
     Telecopier No.:     (312) 558-5700
     Telephone No.:      (312) 558-5600

     If to any Borrower, at

     Akorn, Inc.
     100 Tri-State International
     Suite 100
     Lincolnshire, Illinois  60069-4404
     Attention:     Rita J. McConville, Vice President/Chief Financial Officer
     Telecopier No.:     (847) 236-3823
     Telephone No.:      (847) 236-3851

     With copies to:

     Burke, Warren, MacKay & Serritella
     330 North Wabash Avenue
     Suite 2200
     Chicago, Illinois  60611
     Attention:     Christopher Manning, Esq.
     Telecopier No.:     (312) 840-7900
     Telephone No.:      (312) 840-7010

          10.13 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          10.14 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          10.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY

JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER AND BORROWERS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          10.16 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.  CROSS-GUARANTY

          11.1 CROSS-GUARANTY. Each Borrower hereby acknowledges and agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to each other Borrower and Lender the full and prompt payment of, all Obligations owed or hereafter owing to Lender by each other Borrowers.

          11.2 OBLIGATIONS ABSOLUTE. The liability of each Borrower to Lender hereunder shall not be affected or impaired by any of the following acts by
Lender: (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations; (ii) one or more extensions or renewals of Obligations (whether or not for longer than the original period) or any modification of the interest rates, fees, maturities or principal amount of, or other contractual terms applicable to any Obligations; (iii) any waiver or indulgence granted to a Borrower, any delay or lack of diligence in the enforcement of Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue a Borrower or any guarantor or other person liable in respect of any Obligations; (v) any release, surrender, cancellation or other discharge of any evidence of Obligations or the acceptance of any Instrument in renewal or substitution therefore; (vi) any failure to obtain collateral security (including rights of setoff) for Obligations, or to obtain or maintain the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security;
(viii) any assignment, pledge or other transfer of any Obligations or any evidence thereof; or (ix) any manner, order or method of application of any payments or credits upon Obligations. Each Borrower hereby waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

          11.3 WAIVER. EACH BORROWER HEREBY WAIVES PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DISHONOR OR NONPAYMENT, AND PROTEST OF ANY INSTRUMENT EVIDENCING OBLIGATIONS.

          11.4 RECOVERY. If any payment is applied by Lender to the Obligations and is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this
SECTION 11 be deemed to have continued in existence, notwithstanding such payment and application and this cross guaranty shall be enforceable as to such Obligations as fully as if such payment and application had never been made.

          11.5 LIABILITY CUMULATIVE.  The liability of Borrowers under this
SECTION 11 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the Instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                              [signature page(s) follow]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                              AKORN, INC.


                              By: /s/ Rita J. McConville
                                 ---------------------------------------------
                              Title: /s/ VP, CFO
                                    ------------------------------------------



                              TAYLOR PHARMACEUTICALS, INC.


                              By: /s/ Rita J. McConville
                                 ---------------------------------------------
                              Title: /s/ VP, Sec'y - Treas.
                                    ------------------------------------------



                              THE NORTHERN TRUST COMPANY


                              By: /s/ Brian D. Beitz
                                 ---------------------------------------------
                              Title: /s/ Vice President
                                    ------------------------------------------

                                      EXHIBIT A

                              FORM OF NOTICE OF ADVANCE


                                 ____________, _____

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
Attn:     Ms. Edie Reed
          Fax: (312) 630-1566
          Telephone:     (312) 444-3352


          Re:  ADVANCE

Ladies and Gentlemen:

          The undersigned, Akorn, Inc., as agent for ____________ ("BORROWER"), refers to the Credit Agreement, dated as of December 29, 1997 (as amended, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, Borrower, the other "Borrowers" named therein, and The Northern Trust Company ("LENDER"), and hereby gives you notice, irrevocably, pursuant to SECTION 2.1 of the Credit Agreement, that the Borrower hereby requests an Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance as required by SECTION 2.1(a) of the Credit Agreement:

          (i)       The date of the requested Advance is __________, ____.

          (ii) The aggregate amount of the requested Advance is $__________ (minimum Revolving Credit Advance for a LIBOR Loan is $250,000).

          (iii) The Advance requested is [a Prime Rate Loan] [a Federal Funds Rate Loan] [a LIBOR Loan and the LIBOR Period applicable thereto is ________ months].

          (iv)      The requested Advance is to be sent to:

                         [Name of Bank]
                         [City of Bank]
                         Beneficiary:   [______]
                         Account No.:   [number]
                         ABA No.:  [number]
                         Attn:     [name]

          The undersigned hereby certifies that all of the statements contained in SECTION 3.2 of the Credit Agreement and in SECTION 4 of the Security Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

                              Very truly yours,


                              AKORN, INC.



                              By:________________________________

                              Name:______________________________

                              Title:_______________________________

                                     EXHIBIT B

                                        NOTE


$15,000,000                                             Chicago, Illinois
                                                        December 29, 1997


          FOR VALUE RECEIVED, the undersigned, AKORN, INC., a Louisiana corporation ("AKORN"), and TAYLOR PHARMACEUTICALS, INC., an Illinois corporation ("TAYLOR"), jointly and severally, promise to pay to the order of THE NORTHERN TRUST COMPANY (the "LENDER") on or before December 29, 1999, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000), or the amount outstanding as endorsed on the grid attached to this Note (or recorded in the Lender's books and records, if the Lender is the holder hereof). Such endorsement or recording by the Lender shall, absent manifest error, be rebuttably presumptive evidence of the principal balance due on this Note.

          This Note evidences indebtedness incurred under that certain Credit Agreement, dated as of December 29, 1997 (as amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), among Akorn, Taylor and the Lender, to which agreement reference is hereby made for a statement of its terms and provisions, including those under which this Note may be paid prior to its due date or have its due date accelerated, and pursuant to which the applicable interest rate herein set forth may be reduced. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Unless or until this Note shall sooner become due and payable, whether by acceleration or otherwise, the principal amount outstanding hereunder shall be paid in accordance with the terms and conditions of the Credit Agreement. The unpaid principal amount of this Note from time to time outstanding shall bear interest from the date of this Note at the rate per annum set forth in the Credit Agreement. Accrued interest on this Note shall be payable in accordance with the terms of the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest on this Note shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

          Subject to the terms and conditions of the Credit Agreement, the undersigned agree to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in attempting to collect any amounts payable hereunder. The undersigned irrevocably waive presentment, protest, demand and notice of any kind in connection herewith.

          This Note is made under and governed by the internal laws of the State of Illinois (without regard to conflict of laws provisions thereof), and shall be deemed to have been executed in the State of Illinois.


                                   AKORN, INC.


                                   By:______________________________

                                   Title:___________________________



                                   TAYLOR PHARMACEUTICALS, INC.


                                   By:______________________________

                                   Title:___________________________

Schedule attached to Note dated as of December 29, 1997 of AKORN, INC. AND TAYLOR PHARMACEUTICALS, INC., payable to the order of THE NORTHERN TRUST COMPANY.

                         LOANS AND PRINCIPAL PAYMENTS


                    Type of Loan   Amount of    Unpaid
        Amount of   & Applicable   Principal   Principal  Notation
 Date   Loan Made   Interest Rate    Repaid     Balance    Made by

The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any loan on this schedule shall not, however, limit or otherwise affect the obligations of the Borrowers under the Credit Agreement or under this Note to repay the principal amount of the loan together with all interest accruing thereon.

                                      EXHIBIT C



                                  SECURITY AGREEMENT


     This SECURITY AGREEMENT, dated as of December 29, 1997 (this "Agreement"), among AKORN, INC., a Louisiana corporation ("AKORN"), TAYLOR PHARMACEUTICALS, INC., an Illinois corporation ("TAYLOR"; collectively with Akorn, the "BORROWERS", and each a "BORROWER"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "SECURED PARTY"), entered into pursuant to that certain Credit Agreement of even date herewith by and among Borrowers and Secured Party (hereinafter, as the same may from time to time be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT").

                                 W I T N E S S E T H:

     WHEREAS, pursuant to the terms and conditions of the Credit Agreement, it is a condition precedent to the obligations of Secured Party to extend certain financial accommodations to Borrowers, including loans to be evidenced by the promissory note of Borrowers (hereinafter, as the same may from time to time be amended, restated, supplemented or otherwise modified, the "NOTE"), that the payment of the Note and the satisfaction of any other liabilities of Borrowers to Secured Party be secured by assets of Borrowers as provided for in this Security Agreement;

     NOW, THEREFORE, as an inducement to Secured Party to enter into the Credit Agreement and to extend financial consideration to Borrowers, and to secure the performance of Borrowers' obligations thereunder, the parties agree as follows:

     1. DEFINITIONS. Unless the context otherwise requires, all terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement, or if not there but in the Uniform Commercial Code, as enacted in Illinois (the "CODE"), they shall have the same meaning herein as in the Code.

     2. SECURITY INTEREST. Borrowers each jointly and severally do hereby pledge, assign, transfer and deliver to Secured Party and do hereby grant to Secured Party a continuing security interest in and to the following property or types of property of Borrowers, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements therefor and improvements thereto, and all proceeds (whether or not cash), products and accounts thereof, including without limitation, all proceeds of insurance covering the same and of any tort claim in connection therewith (the "COLLATERAL"):

          (a) Accounts, accounts receivable (including without limitation all rights to payment for services rendered or goods sold or leased, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance, however arising), chattel paper, contract rights, instruments, key-man life insurance policies, documents, and tax refunds (the "ACCOUNTS");

          (b) General intangibles (including without limitation inventions, designs, copyrights, copyright applications, patents, patent applications, trademarks, trademark applications, trade names, licenses, leasehold interests, tax refund claims, guaranty claims and security interests or other security held by Borrower to secure accounts);

          (c) Inventory, including without limitation, returned and repossessed goods (the "INVENTORY");

          (d) Goods (other than Inventory), equipment, vehicles and fixtures, together with accessions thereto and replacement parts therefor, including all such goods described in any schedule now or hereafter attached hereto (the "EQUIPMENT");

          (e) All monies, accounts, deposits and property now or at any time hereafter in the possession or under the control of Secured Party or its agent;

          (f) All books and records, including without limitation, customer lists, credit files, computer programs, printouts and other materials and records, pertaining to any of the foregoing;

          (g) All documents of title evidencing or issued with respect to any of the foregoing;

          (h) All proceeds and products of all of the foregoing, including without limitation, proceeds of insurance policies insuring the foregoing; and

          (i) Any other property of any kind which any Borrower may hereafter at any time deliver to Secured Party to secure the obligations of Borrowers to Secured Party and any proceeds of any such property;

but excluding therefrom (x) any general intangibles which terminate or become terminable if a security interest is granted therein (until such time as any required third party consent to such security interest shall have been given, Borrowers hereby agreeing to use their best efforts to obtain such consents) and (y) any other property of any Borrower which respect to which such Borrower is prohibited from granting a security interest by agreements existing and in effect on the date hereof (until such time as any required third party consent to such security interest shall have been given, Borrowers hereby agreeing to use their best efforts to obtain such consents).

     3. LIABILITIES. This Agreement secures the payment and performance of the Obligations (as defined in the Credit Agreement) and all obligations of Borrowers now or hereafter existing under this Agreement and the other Loan Documents and all renewals, extensions, restructurings and refinancings of any of the above (all such debts, obligations and liabilities of Borrowers, now existing or hereafter arising, being individually called a "LIABILITY" and collectively the "LIABILITIES").

     4. WARRANTIES OF BORROWERS. Borrowers each jointly and severally warrants and represents that:

          (a) Except to the extent specifically permitted in the Credit Agreement, no financing statement, mortgage, notice of judgment or any similar instrument (other than any which may have been filed on behalf of Secured Party) covering any of the Collateral is on file in any public office.

          (b) Except to the extent specifically permitted in the Credit Agreement, Borrowers are and will be the lawful owner of all Collateral, free and clear of all liens, pledges, charges, mortgages, and claims other than the security interest hereunder or any other security interest created in favor of Secured Party, with full power and authority to execute this Agreement and perform Borrowers' obligations hereunder and to subject the Collateral to the security interest hereunder.

          (c) Except for goods covered by negotiable warehouse receipts which have been delivered to Secured Party or as promptly disclosed to Secured Party from time to time in writing, all of the Collateral is located as set forth on SCHEDULE 4(f) attached hereto, and is not in transit, and except as promptly disclosed to Secured Party from time to time in writing, all Inventory shall be of good and merchantable quality, and free from any defects which would affect the market value of such Inventory, except for obsolete, damaged, or defective inventory, which is immaterial in amount, or against which there exists a reserve for inventory write down set forth on Borrowers' most recent balance sheet.

          (d) (i) All accounts receivable of Borrowers are genuine, are in all respects what they purport to be, are not evidenced by a judgment and represent undisputed, bona fide transactions completed or to be completed in accordance with the terms and conditions of any document related thereto; (ii) none of the Accounts have been sold or pledged to any other person or entity; and (iii) Borrowers have no knowledge of any fact or circumstance which would impair the validity or collectability of the Accounts in excess of a bad debt reserve account or other contra-receivable account maintained by Borrowers.

          (e) The only names by which any Borrower is known or under which any Borrower is conducting its business are set forth on SCHEDULE 4(e).

          (f) Each Borrower's chief place of business and chief executive office and the office where it keeps its records concerning the Collateral is as set forth on SCHEDULE 4(f).

     5. COVENANTS OF BORROWERS. Borrowers each jointly and severally agree that until payment in full of the Liabilities, they will:

          (a) Provide and maintain insurance against loss and damage of the Collateral pursuant to the requirements of the Credit Agreement, and unless Secured Party otherwise agrees, shall cause all proceeds to be payable to Secured Party as its interests may appear and shall name Secured Party as an additional insured; the proceeds of such insurance shall be part of the Collateral subject to the security interest of Secured Party hereunder, and shall be applied as provided in the Credit Agreement. At any time at the request of Secured Party, Borrowers shall deliver any such policies to Secured Party.

          (b) Defend the Collateral against the claims and demands of all persons other than Secured Party and promptly pay all taxes, assessments, and charges upon the Collateral and not sign (or permit to be signed) any financing statements or other documents creating or perfecting a lien upon or security interest in any of the Collateral except in favor of Secured Party, or, except as otherwise specifically permitted in the Credit Agreement, otherwise create, suffer, or permit to exist any liens or security interests upon any Collateral other than in favor of Secured Party.

          (c) At the request of Secured Party, execute and deliver to Secured Party at any time or from time to time one or more financing statements pursuant to the Code in form sufficient to perfect a lien on all of the Collateral, and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by Secured Party to be, reasonably necessary or desirable. Borrowers hereby authorize Secured Party to prepare and to file, or cause to be filed, financing statements signed only by Secured Party covering the Collateral and, in jurisdictions where any Borrower's signature is required, Borrowers hereby authorize Secured Party to sign such Borrower's signature to such financing statements on such Borrower's behalf, and Borrowers agree to pay Secured Party all reasonable fees and expenses (including attorneys' fees) incurred in filing the financing statements, which fees and expenses shall become a part of the Liabilities. A carbon, photographic or other reproduction of this Security Agreement or of any financing statements shall be sufficient as financing statement.

          (d) Upon Secured Party's request, deliver any such certificates or other documents of title representing or issued with respect to any of the Collateral, with Secured Party's security interest and lien endorsed thereon, to Secured Party and record such certificates or documents with all appropriate regulatory agencies.

          (e) Furnish to Secured Party, immediately upon the request of Secured Party, any evidence of ownership of the Collateral, including without limitation bills of sale, paid invoices, certificates of title, or applications for title.

          (f) Keep at its principal place of business its records concerning the Collateral. Borrowers shall not, unless Secured Party shall otherwise consent in writing, which consent shall not be unreasonably withheld, duplicate any such records at any other addresses, except for back-up copies created in the ordinary course of business, and Borrowers will furnish to Secured Party such information concerning Borrower, the Collateral, and the account debtors as Secured Party may from time to time reasonably request and Secured Party will keep such information confidential except from state or federal regulators of Secured Party and Secured Party's auditors or accountants, or others to whom Secured Party has a legal obligation to disclose such information; and Borrowers shall, subject to the terms of the Credit Agreement, permit Secured Party from time to time to inspect the Collateral and to inspect, audit, and make copies of, and extracts from, all records and all other papers in the possession of any Borrower pertaining to the Collateral and the accounts debtors. After the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at any time or times to make direct verification with the account debtors of any and all of the Accounts.

          (g) Except for transactions in the ordinary course of Borrowers' business or otherwise expressly permitted by this Agreement and the other Loan Documents or by Secured Party in writing, Borrowers and their respective agents, servants or employees will not sell or assign or otherwise transfer the Collateral, either in whole or in part, or any interest therein, nor, except for transactions in the ordinary course of Borrowers' business, or otherwise expressly permitted by this Agreement and the other Loan Documents or by Secured Party in writing, will it remove or permit removal of any of the Collateral from the locations where it now is, without the written consent of Secured Party. Borrowers shall provide Secured Party at any time at Secured Party's request with a reasonably complete, specific description of all the Collateral and the locations thereof and shall, subject to the terms of the Credit Agreement, at all reasonable times give Secured Party, its agents and representatives full access to the Collateral.

          (h) Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and make all commercially and reasonably necessary replacements and renewals to the Equipment so that the value and operating efficiency thereof shall at all times be maintained and preserved.

          (i) Make appropriate entries upon its financial statements and its books and records disclosing Secured Party's security interest in the Collateral.

          (j) If at any time any of the Collateral shall be or become evidenced by any instrument, immediately notify Secured Party thereof, and, at the request of Secured Party, deliver such instrument to Secured Party, endorsed as requested by Secured Party.

          (k) Immediately notify Secured Party of any material loss, damage, destruction, or depreciation in the value of the Collateral.

          (l) Except as permitted by SECTION 5(g) or SECTION 6 hereof or in the Credit Agreement, not sell, transfer or otherwise dispose of any Collateral without Secured Party's prior written consent.

          (m) Immediately notify Secured Party if any Borrower (i) is known by or conducting business under any name other than the name described in
     SECTION 4(e) of this Agreement, (ii) is conducting any of its business or operations at or out of offices or locations other than as described in
     SCHEDULE 4(f) of this Agreement, or (iii) changes the location of its principal office from the location described in SCHEDULE 4(f) of this Agreement.

          (n) Use its best efforts to obtain (i) a landlord's agreement in form and substance acceptable to Secured Party from the lessor of each leased property currently being used by any Borrower where Collateral is located, (ii) a bailee letter in form and substance acceptable to Secured Party and with respect to any warehouse where Collateral is located and (iii) a mortgagee's agreement in form and substance satisfactory to Secured Party from the mortgagee
     (if other than Secured Party) of each property owned by any Borrower where Collateral is located. No real property or warehouse space shall be leased or acquired by any Borrower after the Closing Date, unless and until a landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.

     6. USE OF THE COLLATERAL. Until notice to the contrary is given by Secured Party after the occurrence and during the continuance of an Event of Default, Borrowers may conduct their business in the ordinary course of business substantially in the same manner as now conducted and may use, consume, or sell the Collateral for such purposes, but a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by any Borrower.

     7.   COLLECTIONS.

          (a) At any time and from time to time, after the occurrence and during the continuance of an Event of Default, Secured Party may, upon notice to Akorn and at Borrowers' reasonable expense, or, upon request of Secured Party, Borrowers shall (i) notify any account debtors of the existence of this Agreement, and (ii) direct such account debtors to pay directly to Secured Party the amounts due or to become due from such account debtors. Each account debtor so notified and directed may accept the receipt of Secured Party for any such payment as a full release of any amounts so paid; and

          (b) If an Event of Default shall have occurred and be continuing, Secured Party may enforce collection of any or all of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; and

          (c) Secured Party shall upon direction of Borrowers or may upon the happening and during the continuance of an Event of Default, apply all payments received from account debtors to the Liabilities when due (whether by acceleration or otherwise) and may credit any balance after such payment to the account of Borrowers.

     8. EVENTS OF DEFAULT. The occurrence of an Event of Default as defined in the Credit Agreement or the Loan Documents, shall constitute an Event of Default hereunder.

     9. REMEDIES ON DEFAULT. If an Event of Default shall have occurred and be continuing, Secured Party, in addition to any other rights set forth in the Credit Agreement or other Loan Documents or as set forth herein, shall have all the rights and remedies of a secured party under the Code, as to any Collateral located in Illinois, and under the Uniform Commercial Code of any other jurisdiction as to any Collateral therein located (whether or not the Code or such other Uniform Commercial Code applies to the affected Collateral) and shall further have, in addition to all other rights and remedies provided herein or by law, the following rights and powers:

          (a) Secured Party shall have the right to take possession of the Collateral and, for that purpose, may enter, with the aid and assistance of any person or persons, any premises where the Collateral, or any part thereof, is, or may be, placed and remove the same.

          (b) Secured Party may require Borrowers to assemble the Collateral and to make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Borrowers.

          (c) Secured Party shall have the right from time to time to sell, resell and deliver all or any part of the Collateral, at public or private sale or otherwise, at the option of Secured Party, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as Secured Party may deem proper, all without (except as shall be required by applicable statute and which cannot be waived) advertisement or demand upon or notice to Borrowers or right of redemption of Borrowers, which are hereby expressly waived to the fullest extent permitted by law and any purchaser of Collateral at any such sale (including Secured Party) shall acquire the same absolutely free from any right or claim of any kind, including without limitation any equity of redemption which, together with all rights of redemption, stay or appraisal which Borrowers may have under any rule or statute Borrower hereby specifically and unconditionally waives to the fullest extent permitted by law; Secured Party shall give to Akorn at least fifteen (15) days' prior written notice, in the manner specified in SECTION 15(b) hereof of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made, and any such notice shall be deemed to satisfy any requirement of reasonable notice. Borrowers shall at all times remain liable for any deficiency on the Liabilities.

          (d) Upon each such sale, Secured Party may, unless prohibited by applicable statute which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Borrowers, which are hereby waived and released.

          (e) Secured Party may, in its discretion, apply all proceeds received by Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral (after payment of any amounts payable to Secured Party pursuant to SECTION 11 hereof) in whole or in part against all or any part of the Liabilities in accordance with the terms of the Credit Agreement and any amount remaining after payment in full of all of the Liabilities shall be paid to Borrowers or to whomsoever may be lawfully entitled to receive such surplus.

          (f) Secured Party shall have the absolute right, in its sole discretion, to dishonor checks drawn on deposit accounts maintained by Borrowers with Secured Party and to hold such deposit accounts as cash collateral to secure payment of the Liabilities. Notwithstanding the foregoing, nothing contained herein shall interfere with the right of Secured Party under law to set off the balances of any such deposit account against the Liabilities.

     10. RIGHTS OF SECURED PARTY. Secured Party may, from time to time, at its option (but shall have no duty to):

          (a) Perform any agreement of Borrowers hereunder which Borrowers shall, after reasonable prior notice to Akorn thereof from Secured Party, have failed to perform; and

          (b) Take any other action which Secured Party deems necessary or desirable for the preservation of the Collateral or Secured Party's interest therein, including, after the occurrence and during the continuance of an Event of Default: (i) any action to collect or realize upon the Collateral; (ii) the discharge of taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral; or (iii) the discharge or keeping current of any obligation of Borrowers having effect on the Collateral.

     11. INDEMNITY AND EXPENSE. Borrowers agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement and any actions taken pursuant to SECTIONS 9 and 10 hereof or any failure to act thereunder), except only for claims, losses or liabilities resulting from Secured Party's willful misconduct or gross negligence. Borrowers will, as provided in and pursuant to SECTION 10.4 of the Credit Agreement, pay to Secured Party the amount of any and all reasonable expenses, including reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (ii) the exercise by Secured Party of any of its rights or powers hereunder, or (iii) any failure by Borrowers to perform or observe the provisions hereof. All such expenses shall be deemed a part of the Liabilities for all purposes of this Security Agreement and Secured Party may apply the Collateral hereunder to payment of or reimbursement of itself for such expenses.

     12. RESPONSIBILITY FOR COLLATERAL. Borrowers assume all liabilities and responsibility in connection with all Collateral, and the obligations of Borrowers hereunder, under the Notes and under the other Loan Documents, shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

     13. POWER OF ATTORNEY. Each Borrower hereby irrevocably appoints Secured Party, and any officer or agent of Secured Party, with full power of substitution, its true and lawful attorney-in-fact with full, irrevocable power and authority in such Borrower's place and stead and in such Borrower's name and on its behalf or in Secured Party's own name, from time to time and at any time in Secured Party's absolute discretion to do any and all things required to be done to carry out the terms or to accomplish the purposes of this Security Agreement as fully and effectually as such Borrower could do but for this appointment, including without limitation the power to (i) sign such Borrower's name to, and to file financing statements as provided in
SECTION 5(c) hereof, (ii) to execute, in connection with any sale under
SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, (iii) if an Event of Default has occurred and is continuing, to notify and direct the United States Post Office authorities by notice given in the name of such Borrower and signed by Secured Party on behalf of such Borrower, to change the address for delivery of all mail addressed to such Borrower relating to the Collateral to an address to be designated by Secured Party, and to cause such mail to be delivered to such designated address where Secured Party may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments included in the Collateral, (iv) if an Event of Default has occurred and is continuing, to endorse the name of such Borrower upon any notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral and to effect the deposit and collection thereof, and (v) if an Event of Default has occurred and is continuing, to endorse the name of such Borrower on any other documents relating to the Collateral. Each Borrower hereby ratifies all actions taken by or on behalf of Secured Party pursuant to this power of attorney or otherwise as provided in this Security Agreement and neither Secured Party nor any of its officers, employees or agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for gross negligence or willful misconduct in its or their capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Security Agreement is terminated. The powers conferred upon Secured Party hereunder are solely to protect its interests and shall not impose any duty upon it to exercise any of such powers.

     14. CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing and, except as otherwise permitted hereunder and under the Credit Agreement, first security interest in the Collateral and shall remain in full force and effect until the payment in full in cash of the Liabilities and termination of the Credit Agreement.

     15.  GENERAL.

          (a) NONWAIVER; CUMULATIVE REMEDIES. No delay or omission on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. All options, powers and rights granted to Secured Party hereunder or under the Credit Agreement, the Notes, or any other agreements, documents or instruments or under law shall be cumulative and shall be in addition to any other options, powers and rights of Secured Party under other applicable law or otherwise.

          (b) NOTICES. Except as otherwise permitted herein, any notices or consents required or permitted by this Agreement shall be in writing and delivered as provided in SECTION 10.11 of the Credit Agreement.

          (c) RETURN OR RELEASE OF COLLATERAL. At such time as Borrowers shall pay all of the Liabilities and the Credit Agreement shall be terminated, Secured Party shall return or release its interest in all Collateral upon Akorn's request.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall, upon execution and delivery by Borrowers, become effective and shall be binding upon and inure to the benefit of Borrowers and Secured Party and their respective successors and assigns, except that no Borrower may transfer or assign any of its rights or interest hereunder without the consent of Secured Party. If at any time or times, by sale, assignment, negotiation, pledge or otherwise, Secured Party transfers any Liability or Liabilities, which, subject to the terms of the

     Credit Agreement, Secured Party may do, such transfer shall carry with it Secured Party's rights, powers and remedies under this Security Agreement with respect to the Liability transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer, unless, and then only to the extent, that the terms of such transfer otherwise provide. If and to the extent Secured Party retains any other Liability and Liabilities, Secured Party shall continue to have the rights, powers and remedies herein set forth with respect thereto.

          (e) CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to sections and subsections without reference to the document in which they are contained are references to this Agreement.

          (f) SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and the plural shall include the singular, and the use of one gender shall denote the others where appropriate.

          (g) COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          (h) CONSTRUCTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois (without regard to conflict of law provisions thereof).

          (i) ENFORCEMENT COSTS. Each Borrower agrees to pay or reimburse Secured Party as provided in and pursuant to SECTION 10.4 of the Credit Agreement for all costs, expenses and fees (including reasonable legal fees and reasonable time charges of attorneys who may be employees of Secured Party) incurred by Secured Party in preparing, negotiating, enforcing or preserving its rights under, this Agreement or any note, document, or other instrument executed in connection herewith.

          (j) SUBMISSION TO JURISDICTION; VENUE; JURY WAIVER. BORROWERS IRREVOCABLY AGREE THAT, SUBJECT TO SECURED PARTY'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY

     LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWERS HEREBY WAIVE ANY RIGHT TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST BORROWER BY SECURED PARTY IN ACCORDANCE WITH THIS SECTION. EACH BORROWER AND SECURED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, INCLUDING WITHOUT LIMITATION ANY CLAIMS UNDER LAWS GOVERNING CONTRACTS OR TORTS.

                               [Signature page follows]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                      BORROWERS:

                                        AKORN, INC.


                                        By:_________________________________

                                        Title:_____________________________





                                        TAYLOR PHARMACEUTICALS, INC.


                                        By:_________________________________

                                        Title:______________________________


                                      SECURED PARTY:

                                        THE NORTHERN TRUST COMPANY


                                        By:_________________________________

                                        Title:  Vice President

                                      EXHIBIT D

                      FORM OF NOTICE OF CONVERSION/CONTINUATION

                                 ____________, _____

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
Attn:     Ms. Edie Reed
          Fax: (312) 630-1566
          Telephone:     (312) 444-3352


          Re:  ADVANCE

Ladies and Gentlemen:

          The undersigned, Akorn, Inc., as agent for ____________ ("BORROWER"), refers to the Credit Agreement, dated as of December 29, 1997 (as amended, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, Borrower, the other "Borrowers" named therein, and The Northern Trust Company ("LENDER"), and hereby gives you notice, irrevocably, pursuant to SECTION 2.14 of the Credit Agreement, that the Borrower hereby requests a [conversion] [continuation] of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such [conversion] [continuation] as required by
SECTION 2.14 of the Credit Agreement:

          1. The date of the proposed [conversion] [continuation] is ______________, 199__ (which shall be a Business Day).

          2. The aggregate amount of the Loans proposed to be [converted] [continued] is $______________. [Specify which part is to be converted and which part is to be continued, if appropriate.]

          3. The type of Loans to be [continued] [converted] are [Prime Rate Loans] [Federal Funds Rate Loans] [LIBOR Loans] and the type of Loans resulting from the proposed [conversion] [continuation] are [Prime Rate Loans] [Federal Funds Rate Loans] [LIBOR Loans].

          4. The duration of the requested LIBOR Period for each LIBOR Loan made as part of the proposed [conversion] [continuation] is ___________ months (which shall be 1, 2 or 3 months).

          The undersigned hereby certifies that all of the statements contained in SECTION 3.2 of the Credit Agreement and in SECTION 4 of the Security Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

                              Very truly yours,


                              AKORN, INC.



                              By:________________________________

                              Name:______________________________

                              Title:_______________________________

                                   SCHEDULE B
                                       TO
                                CREDIT AGREEMENT
                                ----------------


                     SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS
                     ----------------------------------------


In addition to, and not in limitation of, the conditions described in SECTION
3.1 of the Agreement, pursuant to SECTION 3.1(b), the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement):

     A. EXHIBITS AND SCHEDULES. All Exhibits and Schedules to the Agreement, in form and substance satisfactory to Lender.

     B. NOTE. One (1) duly executed original of the Note in favor of Lender, dated the date hereof.

     C. SECURITY AGREEMENT. Duly executed originals of the Security Agreement, dated as of the date hereof, and all instruments, documents and agreements executed pursuant thereto.

     D. SECURITY INTERESTS AND UCC FILINGS. (a) Evidence satisfactory to Lender that Lender has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by Borrowers (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral and (ii) copies of UCC search reports listing all effective financing statements that name any Borrower, as debtor, together with copies of such financing statements, none of which shall cover the Collateral.

            (b) Evidence satisfactory to Lender, including copies of all UCC-1 and other financing statements filed in favor of any Borrower, with respect to each location, if any, at which Inventory may be consigned.

     E. TERMINATION STATEMENTS. (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Lender, manually signed and releasing all liens of any existing lienholder upon any of the personal property of Borrowers and any Subsidiary thereof, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements except such agreements or arrangements in favor of Lender.

     F. PAY-OFF LETTERS. Duly executed originals of pay-off letters from First National Bank of Commerce ("FNBC") with respect to loans outstanding to Borrowers and their Subsidiaries from FNBC and releases of mortgages encumbering the real estates located at __________________, and UCC-3 or other appropriate termination statements filed in connection therewith, in form and substance satisfactory to the Lender.

     G. INITIAL NOTICE OF ADVANCE. Duly executed originals of a Notice of Advance, dated the Closing Date, with respect to the initial Advance to be requested by any Borrower on the Closing Date.

     H. LETTER OF DIRECTION. Duly executed originals of a letter of direction from Akorn addressed to Lender, with respect to the disbursement of the proceeds of the initial Advance.

     I. OFFICER'S CERTIFICATE. Duly executed originals of a certificate of the chief executive officer and chief financial officer of Akorn, dated the date hereof, certifying, to the best of his knowledge after diligent inquiry, to the fulfillment of all conditions precedent to closing of the Agreement and to the truth and accuracy, as of the Closing Date, of the representations and warranties of Borrowers contained in the Agreement and each other Loan Document.

     J. CHARTER AND GOOD STANDING. For Borrowers and each of their Subsidiaries, such Person's (a) certificate or articles of incorporation and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification of Borrower to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each of the foregoing dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized governmental entity.

     K. BYLAWS AND RESOLUTIONS. For Borrowers and each of their Subsidiaries, such Person's (a) bylaws, together with all amendments thereto, and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each of the foregoing certified as of the date hereof by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

     L. INCUMBENCY CERTIFICATES. For each Borrower and each of its Subsidiaries, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the date hereof by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

     M. OPINIONS OF COUNSEL. Duly executed originals of opinions of Burke, Warren & MacKay, counsel for Borrowers and their Subsidiaries, together with any local counsel opinions requested by Lender, each in form and substance satisfactory to Lender and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from Borrowers and their Subsidiaries authorizing and directing such counsel to address its opinion to Lender and to include in such opinion an express statement to the effect that Lender is authorized to rely on such opinion.

     N. INSURANCE POLICIES AND ENDORSEMENTS. Copies of policies of insurance, required hereby together with loss payable endorsements on Lender's standard form, duly executed, and evidence of the payment of the first year's premium therefor.

     O. ACCOUNTANTS' LETTER. A letter authorizing Borrowers' independent certified public accountants to communicate with Lender in accordance with
SECTION 5.2 hereof and acknowledging Lender's reliance on past and future financial statements.

     P. OTHER DOCUMENTS. Such other certificates, documents and agreements respecting Borrowers or any Subsidiary thereof as Lender may, in its sole discretion, request.

                                       3